                                                                     EXHIBIT 2.4


                                                                  EXECUTION COPY






================================================================================

                               WALBRO CORPORATION

                         $135,000,000 CREDIT AGREEMENT

                           DATED AS OF JULY 26, 1995

                            COMERICA BANK, AS AGENT

================================================================================

                               TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----


1.      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

        1.1      "Account(s)"   . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.2      "Account Debtor"   . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.3      "Account Party(ies)"   . . . . . . . . . . . . . . . . . . . . . .   1
        1.4      "Activation Fee"   . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.5      "Advance(s)"   . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        1.6      "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        1.7      "Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        1.8      "Agent's Correspondent"  . . . . . . . . . . . . . . . . . . . . .   2
        1.9      "Agent's Fees"   . . . . . . . . . . . . . . . . . . . . . . . . .   2
        1.10     "Alternate Base Rate"  . . . . . . . . . . . . . . . . . . . . . .   2
        1.11     "Alternative Currency"   . . . . . . . . . . . . . . . . . . . . .   2
        1.12     "Alternative Currency Principal Limit"   . . . . . . . . . . . . .   3
        1.13     "Applicable Fee Percentage"  . . . . . . . . . . . . . . . . . . .   3
        1.14     "Applicable Interest Rate"   . . . . . . . . . . . . . . . . . . .   3
        1.15     "Applicable Margin"  . . . . . . . . . . . . . . . . . . . . . . .   3
        1.16     "Assignment Agreement"   . . . . . . . . . . . . . . . . . . . . .   3
        1.17     "Banks"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
        1.18     "Business Day"   . . . . . . . . . . . . . . . . . . . . . . . . .   3
        1.19     "Capital Expenditures"   . . . . . . . . . . . . . . . . . . . . .   3
        1.20     "Capitalized Lease Obligations"  . . . . . . . . . . . . . . . . .   4
        1.21     "Closing Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.22     "Co-Agent"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.23     "Collateral"   . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.24     "Collateral Agent"   . . . . . . . . . . . . . . . . . . . . . . .   4
        1.25     "Collateral Documents"   . . . . . . . . . . . . . . . . . . . . .   4
        1.26     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        1.27     "Company Collateral Documents"   . . . . . . . . . . . . . . . . .   4
        1.28     "Company Guaranty"   . . . . . . . . . . . . . . . . . . . . . . .   4
        1.29     "Company Security Agreement"   . . . . . . . . . . . . . . . . . .   5
        1.30     "Consolidated" or "Consolidating"  . . . . . . . . . . . . . . . .   5
        1.31     "Consolidated Intangible Assets"   . . . . . . . . . . . . . . . .   5
        1.32     "Consolidated Net Income"  . . . . . . . . . . . . . . . . . . . .   5
        1.33     "Consolidated Tangible Net Worth"  . . . . . . . . . . . . . . . .   5
        1.34     "Continuing Directors"   . . . . . . . . . . . . . . . . . . . . .   6
        1.35     "Contractual Obligation"   . . . . . . . . . . . . . . . . . . . .   6
        1.36     "Covenant Compliance Report"   . . . . . . . . . . . . . . . . . .   6
        1.37     "Current Dollar Equivalent"  . . . . . . . . . . . . . . . . . . .   6
        1.38     "Current Shareholder and Management Group"   . . . . . . . . . . .   6
        1.39     "De Minimis Matters"   . . . . . . . . . . . . . . . . . . . . . .   6
        1.40     "Debt"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        1.41     "Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        1.42     "Dollar Amount"  . . . . . . . . . . . . . . . . . . . . . . . . .   7
        1.43     "Dollars" and the sign "$"   . . . . . . . . . . . . . . . . . . .   7
        1.44     "Domestic Advance"   . . . . . . . . . . . . . . . . . . . . . . .   8
        1.45     "Domestic Guaranty"  . . . . . . . . . . . . . . . . . . . . . . .   8
        1.46     "Domestic Subsidiaries"  . . . . . . . . . . . . . . . . . . . . .   8

                               TABLE OF CONTENTS
                                  (Continued)


                                                                                     Page
                                                                                     ----

        1.47     "Dyno"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
        1.48     "Dyno Acquisition Agreement"   . . . . . . . . . . . . . . . . . .     8
        1.49     "Dyno Acquisition"   . . . . . . . . . . . . . . . . . . . . . . .     8
        1.50     "Dyno Capital Expenditures"  . . . . . . . . . . . . . . . . . . .     8
        1.51     "EBITDA"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
        1.52     "Equity Offering"  . . . . . . . . . . . . . . . . . . . . . . . .     8
        1.53     "Equity Offering Adjustment"   . . . . . . . . . . . . . . . . . .     9
        1.54     "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
        1.55     "ERISA Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . .     9
        1.56     "Eurocurrency-based Advance"   . . . . . . . . . . . . . . . . . .     9
        1.57     "Eurocurrency-based Rate"  . . . . . . . . . . . . . . . . . . . .     9
        1.58     "Eurocurrency-Interest Period"   . . . . . . . . . . . . . . . . .    10
        1.59     "Eurocurrency Lending Office"  . . . . . . . . . . . . . . . . . .    10
        1.60     "Event of Default"   . . . . . . . . . . . . . . . . . . . . . . .    10
        1.61     "Excess Cash Flow"   . . . . . . . . . . . . . . . . . . . . . . .    10
        1.62     "Existing Senior Debt"   . . . . . . . . . . . . . . . . . . . . .    10
        1.63     "Existing Senior Debt Documents"   . . . . . . . . . . . . . . . .    10
        1.64     "Existing Senior Note Purchasers"  . . . . . . . . . . . . . . . .    11
        1.65     "Existing Senior Notes"  . . . . . . . . . . . . . . . . . . . . .    11
        1.66     "Federal Funds Effective Rate"   . . . . . . . . . . . . . . . . .    11
        1.67     "Fees"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
        1.68     "Fixed Charge Coverage Ratio"  . . . . . . . . . . . . . . . . . .    11
        1.69     "Fixed Rate"   . . . . . . . . . . . . . . . . . . . . . . . . . .    11
        1.70     "Fixed Rate Advance"   . . . . . . . . . . . . . . . . . . . . . .    12
        1.71     "Fixed Rate Option"  . . . . . . . . . . . . . . . . . . . . . . .    12
        1.72     "Fixed Rate Election"  . . . . . . . . . . . . . . . . . . . . . .    12
        1.73     "Foreign Subsidiaries"   . . . . . . . . . . . . . . . . . . . . .    12
        1.74     "Funded Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . .    12
        1.75     "Funded Debt Ratio"  . . . . . . . . . . . . . . . . . . . . . . .    12
        1.76     "GAAP"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
        1.77     "Guaranties"   . . . . . . . . . . . . . . . . . . . . . . . . . .    13
        1.78     "Guarantor Collateral Documents"   . . . . . . . . . . . . . . . .    13
        1.79     "Guarantor Security Agreement[s]"  . . . . . . . . . . . . . . . .    13
        1.80     "Guarantor(s)"   . . . . . . . . . . . . . . . . . . . . . . . . .    13
        1.81     "Hazardous Material"   . . . . . . . . . . . . . . . . . . . . . .    13
        1.82     "Hazardous Material Law(s)"  . . . . . . . . . . . . . . . . . . .    13
        1.83     "Hereof", "hereto", "hereunder"  . . . . . . . . . . . . . . . . .    14
        1.84     "HLT Determination"  . . . . . . . . . . . . . . . . . . . . . . .    14
        1.85     "Indebtedness"   . . . . . . . . . . . . . . . . . . . . . . . . .    14
        1.86     "Intercreditor Agreement"  . . . . . . . . . . . . . . . . . . . .    15
        1.87     "Intercompany Loan"  . . . . . . . . . . . . . . . . . . . . . . .    15
        1.88     "Intercompany Loans, Advances or
                    Investments"  . . . . . . . . . . . . . . . . . . . . . . . . .    15
        1.89     "Interest Period"  . . . . . . . . . . . . . . . . . . . . . . . .    15
        1.90     "Internal Revenue Code"  . . . . . . . . . . . . . . . . . . . . .    15
        1.91     "Investment"   . . . . . . . . . . . . . . . . . . . . . . . . . .    15
        1.92     "Issuing Office"   . . . . . . . . . . . . . . . . . . . . . . . .    16
        1.93     "Japanese Term Loan"   . . . . . . . . . . . . . . . . . . . . . .    16

                               TABLE OF CONTENTS
                                  (Continued)


                                                                                     Page
                                                                                     ----


        1.94     "Joinder Agreement"  . . . . . . . . . . . . . . . . . . . . . . .    16
        1.95     "Joint Venture"  . . . . . . . . . . . . . . . . . . . . . . . . .    16
        1.96     "Lender Debt"  . . . . . . . . . . . . . . . . . . . . . . . . . .    16
        1.97     "Lenders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
        1.98     "Letter of Credit Agreement"   . . . . . . . . . . . . . . . . . .    16
        1.99     "Letter of Credit Fees"  . . . . . . . . . . . . . . . . . . . . .    16
        1.100    "Letter of Credit Maximum Amount"  . . . . . . . . . . . . . . . .    16
        1.101    "Letter of Credit Obligation(s)"   . . . . . . . . . . . . . . . .    17
        1.102    "Letter of Credit Payment"   . . . . . . . . . . . . . . . . . . .    17
        1.103    "Letter(s) of Credit"  . . . . . . . . . . . . . . . . . . . . . .    17
        1.104    "Lien"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
        1.105    "Loan Documents"   . . . . . . . . . . . . . . . . . . . . . . . .    17
        1.106    "Majority Banks"   . . . . . . . . . . . . . . . . . . . . . . . .    17
        1.107    "Material Property"  . . . . . . . . . . . . . . . . . . . . . . .    17
        1.108    "Minority Interests"   . . . . . . . . . . . . . . . . . . . . . .    17
        1.109    "Multiemployer Plan"   . . . . . . . . . . . . . . . . . . . . . .    18
        1.110    "Net Income Adjustment"  . . . . . . . . . . . . . . . . . . . . .    18
        1.111    "New Senior Debt"  . . . . . . . . . . . . . . . . . . . . . . . .    18
        1.112    "New Senior Debt Documents"  . . . . . . . . . . . . . . . . . . .    18
        1.113    "New Senior Note Purchasers"   . . . . . . . . . . . . . . . . . .    18
        1.114    "New Senior Notes"   . . . . . . . . . . . . . . . . . . . . . . .    18
        1.115    "Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
        1.116    "PBGC"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
        1.117    "Pension Plan(s)"  . . . . . . . . . . . . . . . . . . . . . . . .    18
        1.118    "Percentage"   . . . . . . . . . . . . . . . . . . . . . . . . . .    19
        1.119    "Permitted Acquisitions"   . . . . . . . . . . . . . . . . . . . .    19
        1.120    "Permitted Borrower"   . . . . . . . . . . . . . . . . . . . . . .    20
        1.121    "Permitted Borrower Guaranty"  . . . . . . . . . . . . . . . . . .    20
        1.122    "Permitted Currency(ies)"  . . . . . . . . . . . . . . . . . . . .    20
        1.123    "Permitted Guaranties"   . . . . . . . . . . . . . . . . . . . . .    20
        1.124    "Permitted Investments"  . . . . . . . . . . . . . . . . . . . . .    20
        1.125    "Permitted Liens"  . . . . . . . . . . . . . . . . . . . . . . . .    21
        1.126    "Permitted Merger(s)"  . . . . . . . . . . . . . . . . . . . . . .    23
        1.127    "Permitted Transfer(s)"  . . . . . . . . . . . . . . . . . . . . .    24
        1.128    "Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
        1.129    "Prime Rate"   . . . . . . . . . . . . . . . . . . . . . . . . . .    24
        1.130    "Prime-based Advance"  . . . . . . . . . . . . . . . . . . . . . .    24
        1.131    "Prime-based Rate"   . . . . . . . . . . . . . . . . . . . . . . .    24
        1.132    "Prohibited Transaction"   . . . . . . . . . . . . . . . . . . . .    25
        1.133    "Quoted Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . .    25
        1.134    "Quoted Rate Advance"  . . . . . . . . . . . . . . . . . . . . . .    25
        1.135    "Quoted Rate Interest Period"  . . . . . . . . . . . . . . . . . .    25
        1.136    "Reference Banks"  . . . . . . . . . . . . . . . . . . . . . . . .    25
        1.137    "Refunded Swing Line Advance"  . . . . . . . . . . . . . . . . . .    25
        1.138    "Reportable Event"   . . . . . . . . . . . . . . . . . . . . . . .    25
        1.139    "Request for Advance"  . . . . . . . . . . . . . . . . . . . . . .    25
        1.140    "Required Consummation Date"   . . . . . . . . . . . . . . . . . .    25
        1.141    "Revolving Credit"   . . . . . . . . . . . . . . . . . . . . . . .    25

                               TABLE OF CONTENTS
                                  (Continued)


                                                                                     Page
                                                                                     ----

        1.142    "Revolving Credit Aggregate Commitment"  . . . . . . . . . . . . .    25
        1.143    "Revolving Credit Commitment Fee"  . . . . . . . . . . . . . . . .    26
        1.144    "Revolving Credit Designated Unused
                    Portion"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
        1.145    "Revolving Credit Maturity Date"   . . . . . . . . . . . . . . . .    26
        1.146    "Revolving Credit Maximum Amount"  . . . . . . . . . . . . . . . .    26
        1.147    "Revolving Credit Notes"   . . . . . . . . . . . . . . . . . . . .    26
        1.148    "Shares"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
        1.149    "Sharon"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
        1.150    "Special Conditions"   . . . . . . . . . . . . . . . . . . . . . .    26
        1.151    "Special Purpose Letter(s) of Credit"  . . . . . . . . . . . . . .    28
        1.152    "Significant Subsidiary(ies)"  . . . . . . . . . . . . . . . . . .    28
        1.153    "Significant Domestic Subsidiaries"  . . . . . . . . . . . . . . .    28
        1.154    "Significant Foreign Subsidiaries"   . . . . . . . . . . . . . . .    28
        1.155    "Single Employer Plan"   . . . . . . . . . . . . . . . . . . . . .    28
        1.156    "Sublimit"   . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
        1.157    "Subordinated Debt"  . . . . . . . . . . . . . . . . . . . . . . .    29
        1.158    "Subsidiary(ies)"  . . . . . . . . . . . . . . . . . . . . . . . .    29
        1.159    "Swing Line Advance"   . . . . . . . . . . . . . . . . . . . . . .    29
        1.160    "Swing Line Bank"  . . . . . . . . . . . . . . . . . . . . . . . .    29
        1.161    "Swing Line Maximum Amount"  . . . . . . . . . . . . . . . . . . .    29
        1.162    "Swing Line Note(s)"   . . . . . . . . . . . . . . . . . . . . . .    29
        1.163    "Term Loans"   . . . . . . . . . . . . . . . . . . . . . . . . . .    29
        1.164    "Term Loan Aggregate Commitment"   . . . . . . . . . . . . . . . .    29
        1.165    "Term Loan Funding Period"   . . . . . . . . . . . . . . . . . . .    30
        1.166    "Term Loan Maturity Date"  . . . . . . . . . . . . . . . . . . . .    30
        1.167    "Term Loan Permitted Amortization
                    Schedule"   . . . . . . . . . . . . . . . . . . . . . . . . . .    30
        1.168    "Term Loan Initial Request"  . . . . . . . . . . . . . . . . . . .    30
        1.169    "Term Loan Rate Request"   . . . . . . . . . . . . . . . . . . . .    30
        1.170    "Term Loan Request"  . . . . . . . . . . . . . . . . . . . . . . .    31
        1.171    "Term Notes"   . . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.172    "UCC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.173    "Walbro Automotive"  . . . . . . . . . . . . . . . . . . . . . . .    31
        1.174    "Walbro Engine Management"   . . . . . . . . . . . . . . . . . . .    31
        1.175    "Walbro Belgium"   . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.176    "Walbro England"   . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.177    "Walbro France"  . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.178    "Walbro Germany"   . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.179    "Walbro Japan"   . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.180    "Walbro Netherlands"   . . . . . . . . . . . . . . . . . . . . . .    31
        1.181    "Walbro Spain"   . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.182    "Whitehead"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
        1.183    "Yield Maintenance Payment"  . . . . . . . . . . . . . . . . . . .    31

2.      REVOLVING CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

        2.1      Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

                               TABLE OF CONTENTS
                                  (Continued)


                                                                                     Page
                                                                                     ----

        2.2      Accrual of Interest and Maturity.  . . . . . . . . . . . . . . . .    32
        2.3      Requests for and Refundings and
                   Conversions of Advances. . . . . . . . . . . . . . . . . . . . .    33
        2.4      Disbursement of Advances.  . . . . . . . . . . . . . . . . . . . .    36
        2.5      (a)      Swing Line Advances.  . . . . . . . . . . . . . . . . . .    37
                 (b)      Accrual of Interest.  . . . . . . . . . . . . . . . . . .    38
                 (c)      Requests for Swing Line Advances. . . . . . . . . . . . .    38
                 (d)      Disbursement of Swing Line
                            Advances. . . . . . . . . . . . . . . . . . . . . . . .    40
                 (e)      Refunding of or Participation
                            Interest in Swing Line Advances.  . . . . . . . . . . .    41
        2.6      Prime-based Interest Payments. . . . . . . . . . . . . . . . . . .    43
        2.7      Eurocurrency-based and Quoted Rate
                   Interest Payments. . . . . . . . . . . . . . . . . . . . . . . .    43
        2.8      Interest Payments on Conversions.  . . . . . . . . . . . . . . . .    44
        2.9      Interest on Default. . . . . . . . . . . . . . . . . . . . . . . .    44
        2.10     Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
        2.11     Determination, Denomination and
                   Redenomination of Alternative Currency
                   Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
        2.12     Prime-based Advance in Absence of Election
                   or Upon Default. . . . . . . . . . . . . . . . . . . . . . . . .    46
        2.13     Revolving Credit Commitment Fee. . . . . . . . . . . . . . . . . .    46
        2.14     Currency Appreciation; Sublimits;
                   Mandatory Reduction of Indebtedness. . . . . . . . . . . . . . .    47
        2.15     Optional Reduction or Termination of
                   Revolving Credit Maximum Amount. . . . . . . . . . . . . . . . .    49
        2.16     Revolving Credit Designated Unused
                   Portion. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
        2.17     Activation of Designated Unused Portion. . . . . . . . . . . . . .    50
        2.18     Extension of Revolving Credit Maturity
                   Date.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
        2.19     Application of Advances. . . . . . . . . . . . . . . . . . . . . .    51

3.      LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52

        3.1      Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . .    52
        3.2A     Conditions to Issuance.  . . . . . . . . . . . . . . . . . . . . .    52
        3.2B     Special Purpose Letters of Credit. . . . . . . . . . . . . . . . .    55
        3.3      Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
        3.4      Letter of Credit Fees. . . . . . . . . . . . . . . . . . . . . . .    55
        3.5      Issuance Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .    56
        3.6      Draws and Demands for Payment Under
                   Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . .    56
        3.7      Obligations Irrevocable. . . . . . . . . . . . . . . . . . . . . .    58
        3.8      Risk Under Letters of Credit.  . . . . . . . . . . . . . . . . . .    59
        3.9      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .    60
        3.10     Right of Reimbursement.  . . . . . . . . . . . . . . . . . . . . .    61





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
                               TABLE OF CONTENTS
                                  (Continued)

                                                                                   Page
                                                                                   ----


4.      TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61

        4.1      Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . .    61
        4.2      Repayment of Principal.  . . . . . . . . . . . . . . . . . . . .    62
        4.3      Excess Cash Flow Recapture.  . . . . . . . . . . . . . . . . . .    62
        4.4      Accrual of Interest.   . . . . . . . . . . . . . . . . . . . . .    63
        4.5      Prime-based Interest Payments.   . . . . . . . . . . . . . . . .    63
        4.6      Eurocurrency-based Interest Payments.  . . . . . . . . . . . . .    63
        4.7      Interest Payments on Conversions.  . . . . . . . . . . . . . . .    64
        4.8      Interest on Default.   . . . . . . . . . . . . . . . . . . . . .    64
        4.9A     Initial Requests for Funding Term Loans  . . . . . . . . . . . .    65
        4.9B     Term Loan Rate Requests; Refundings and
                   Conversions of Advances.   . . . . . . . . . . . . . . . . . .    67
        4.9C     Term Loan Certifications.  . . . . . . . . . . . . . . . . . . .    69
        4.9D     Failure to Refund or Convert   . . . . . . . . . . . . . . . . .    69
        4.9E     Limited Availability   . . . . . . . . . . . . . . . . . . . . .    70
        4.9F     Unavailability   . . . . . . . . . . . . . . . . . . . . . . . .    70
        4.9G     Reconversion to Applicable Alternative
                   Currency and Eurocurrency-based Rate on
                   Re-availability  . . . . . . . . . . . . . . . . . . . . . . .    70
        4.9H     Repayment on Reconversion  . . . . . . . . . . . . . . . . . . .    71
        4.9I     Interest Payments on Conversions and
                   Reconversions  . . . . . . . . . . . . . . . . . . . . . . . .    71
        4.10     Disbursement of Advances.  . . . . . . . . . . . . . . . . . . .    71
        4.11     Fixed Rate Election.   . . . . . . . . . . . . . . . . . . . . .    73
        4.12     Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . . . .    75
        4.13     Purpose.   . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

5.      MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL LIMITATION . . . . . . . .    76

        5.1      Margin Adjustments.  . . . . . . . . . . . . . . . . . . . . . .    76
        5.2      HLT Determination.   . . . . . . . . . . . . . . . . . . . . . .    77
        5.3      Special Limitation.  . . . . . . . . . . . . . . . . . . . . . .    78

6.      CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    78

        6.1      Execution of Notes, this Agreement and the
                   other Loan Documents.  . . . . . . . . . . . . . . . . . . . .    78
        6.2      Corporate Authority.   . . . . . . . . . . . . . . . . . . . . .    79
        6.3      Company Guaranty.  . . . . . . . . . . . . . . . . . . . . . . .    79
        6.4      Domestic Guaranty.   . . . . . . . . . . . . . . . . . . . . . .    79
        6.5      Foreign Permitted Borrower Guaranty.   . . . . . . . . . . . . .    79
        6.6      Company Collateral Documents.  . . . . . . . . . . . . . . . . .    79
        6.7      Guarantor Collateral Documents.  . . . . . . . . . . . . . . . .    80
        6.8      Representations and Warranties -- All
                   Parties.   . . . . . . . . . . . . . . . . . . . . . . . . . .    80
        6.9      Compliance with Certain Documents and

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                   Page
                                                                                   ----

                   Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . .    80
        6.10     Opinion of Counsel.  . . . . . . . . . . . . . . . . . . . . . .    81
        6.11     Intercreditor Agreement and Existing
                   Senior Debt.   . . . . . . . . . . . . . . . . . . . . . . . .    81
        6.12     Company's Certificate.   . . . . . . . . . . . . . . . . . . . .    81
        6.13     Payment of Agent's and Other Fees.   . . . . . . . . . . . . . .    81
        6.14     Other Documents and Instruments.   . . . . . . . . . . . . . . .    81
        6.15     Continuing Conditions.   . . . . . . . . . . . . . . . . . . . .    81

7.      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .    82

        7.1      Corporate Authority.   . . . . . . . . . . . . . . . . . . . . .    82
        7.2      Due Authorization -- Company.  . . . . . . . . . . . . . . . . .    83
        7.3      Due Authorization -- Subsidiaries.   . . . . . . . . . . . . . .    83
        7.4      Title to Property.   . . . . . . . . . . . . . . . . . . . . . .    83
        7.5      Liens.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
        7.6      Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . .    83
        7.7      Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
        7.8      No Defaults.   . . . . . . . . . . . . . . . . . . . . . . . . .    84
        7.9      Enforceability of Agreement and Loan
                   Documents -- Company.  . . . . . . . . . . . . . . . . . . . .    84
        7.10     Enforceability of Loan Documents --
                   Significant Subsidiaries.  . . . . . . . . . . . . . . . . . .    84
        7.11     Non-contravention -- Company.  . . . . . . . . . . . . . . . . .    84
        7.12     Non-contravention -- Subsidiaries.   . . . . . . . . . . . . . .    85
        7.13     No Litigation -- Company.  . . . . . . . . . . . . . . . . . . .    85
        7.14     No Litigation -- Other Parties.  . . . . . . . . . . . . . . . .    85
        7.15     Consents, Approvals and Filings, Etc.  . . . . . . . . . . . . .    86
        7.16     Agreements Affecting Financial Condition.  . . . . . . . . . . .    86
        7.17     No Investment Company; No Margin Stock.  . . . . . . . . . . . .    86
        7.18     ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    87
        7.19     Environmental Matters and Safety Matters.  . . . . . . . . . . .    88
        7.20     Accuracy of Information.   . . . . . . . . . . . . . . . . . . .    89

8.      AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .    90

        8.1      Preservation of Existence, Etc.  . . . . . . . . . . . . . . . .    90
        8.2      Keeping of Books.  . . . . . . . . . . . . . . . . . . . . . . .    90
        8.3      Reporting Requirements.  . . . . . . . . . . . . . . . . . . . .    90
        8.4      Consolidated Tangible Net Worth.   . . . . . . . . . . . . . . .    92
        8.5      Funded Debt Ratio.   . . . . . . . . . . . . . . . . . . . . . .    92
        8.6      Maintain Fixed Charge Coverage Ratio.  . . . . . . . . . . . . .    92
        8.7      Inspections.   . . . . . . . . . . . . . . . . . . . . . . . . .    93
        8.8      Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    93
        8.9      Further Assurances; Financing Statements.  . . . . . . . . . . .    93
        8.10     Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . .    94
        8.11     Indemnification.   . . . . . . . . . . . . . . . . . . . . . . .    94
        8.12     Governmental and Other Approvals.  . . . . . . . . . . . . . . .    95

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                  Page
                                                                                  ----
        8.13     Compliance with Contractual Obligations
                   and Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . .   95
        8.14     ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
        8.15     Environmental Matters.   . . . . . . . . . . . . . . . . . . . .   96
        8.16     Power of Attorney.   . . . . . . . . . . . . . . . . . . . . . .   98
        8.17     Significant Subsidiaries; Joinder
                   Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . .   99
        8.18     Financial Covenant Amendments.   . . . . . . . . . . . . . . . .   99

9.      NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

        9.1      Capital Structure and Redemptions.   . . . . . . . . . . . . . .  100
        9.2      Business Purposes.   . . . . . . . . . . . . . . . . . . . . . .  100
        9.3      Mergers or Dispositions.   . . . . . . . . . . . . . . . . . . .  100
        9.4      Guaranties.  . . . . . . . . . . . . . . . . . . . . . . . . . .  101
        9.5      Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
        9.6      Liens.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
        9.7      Acquisitions.  . . . . . . . . . . . . . . . . . . . . . . . . .  102
        9.8      Investments.   . . . . . . . . . . . . . . . . . . . . . . . . .  102
        9.9      Accounts Receivable.   . . . . . . . . . . . . . . . . . . . . .  104
        9.10     Transactions with Affiliates.  . . . . . . . . . . . . . . . . .  104
        9.11     Dyno Capital Expenditures.   . . . . . . . . . . . . . . . . . .  104
        9.12     No Further Negative Pledges.   . . . . . . . . . . . . . . . . .  104
        9.13     Prepayment of Debts.   . . . . . . . . . . . . . . . . . . . . .  105
        9.14     Amendment of Existing Senior Debt
                   Documents and New Senior Debt Documents
                   and Subordinated Debt.   . . . . . . . . . . . . . . . . . . .  105

10.     DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105

        10.1     Events of Default.   . . . . . . . . . . . . . . . . . . . . . .  105
        10.2     Exercise of Remedies.  . . . . . . . . . . . . . . . . . . . . .  108
        10.3     Rights Cumulative.   . . . . . . . . . . . . . . . . . . . . . .  109
        10.4     Waiver by Company and the Permitted
                   Borrowers of Certain Laws.   . . . . . . . . . . . . . . . . .  109
        10.5     Waiver of Defaults.  . . . . . . . . . . . . . . . . . . . . . .  109

11.     PAYMENTS, RECOVERIES AND COLLECTIONS. . . . . . . . . . . . . . . . . . .  110

        11.1     Payment Procedure.   . . . . . . . . . . . . . . . . . . . . . .  110
        11.2     Application of Proceeds.   . . . . . . . . . . . . . . . . . . .  112
        11.3     Pro-rata Recovery.   . . . . . . . . . . . . . . . . . . . . . .  112
        11.4     Deposits and Accounts.   . . . . . . . . . . . . . . . . . . . .  112

12.     CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS. . . . . . . . . . . . .  113

        12.1     Reimbursement of Prepayment Costs.   . . . . . . . . . . . . . .  113
        12.2     Eurocurrency Lending Office.   . . . . . . . . . . . . . . . . .  114

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                  Page
                                                                                  ----


        12.3     Availability of Alternative Currency.  . . . . . . . . . . . . .  114
        12.4     Refunding Advances in Same Currency.   . . . . . . . . . . . . .  114
        12.5     Circumstances Affecting Eurocurrency-based
                   Rate or Alternative Currency Availability.   . . . . . . . . .  114
        12.6     Laws Affecting Eurocurrency-based or
                   Alternative Currency Advance Availability.   . . . . . . . . .  115
        12.7     Increased Cost of Eurocurrency-based or
                   Alternative Currency Advances.   . . . . . . . . . . . . . . .  116
        12.8     Indemnity.   . . . . . . . . . . . . . . . . . . . . . . . . . .  117
        12.9     Judgment Currency.   . . . . . . . . . . . . . . . . . . . . . .  117
        12.10    Other Increased Costs.   . . . . . . . . . . . . . . . . . . . .  118

13.     AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119

        13.1     Appointment of Agent.  . . . . . . . . . . . . . . . . . . . . .  119
        13.2     Deposit Account with Agent.  . . . . . . . . . . . . . . . . . .  119
        13.3     Exculpatory Provisions.  . . . . . . . . . . . . . . . . . . . .  119
        13.4     Successor Agents.  . . . . . . . . . . . . . . . . . . . . . . .  120
        13.5     Loans by Agent.  . . . . . . . . . . . . . . . . . . . . . . . .  120
        13.6     Credit Decisions.  . . . . . . . . . . . . . . . . . . . . . . .  120
        13.7     Notices by Agent.  . . . . . . . . . . . . . . . . . . . . . . .  121
        13.8     Agent's Fees.  . . . . . . . . . . . . . . . . . . . . . . . . .  121
        13.9     Nature of Agency.  . . . . . . . . . . . . . . . . . . . . . . .  121
        13.10    Actions; Confirmation of Agent's Authority
                   to Act in Event of Default.  . . . . . . . . . . . . . . . . .  121
        13.11    Authority of Agent to Enforce Notes and
                   This Agreement.  . . . . . . . . . . . . . . . . . . . . . . .  122
        13.12    Indemnification.   . . . . . . . . . . . . . . . . . . . . . . .  122
        13.13    Knowledge of Default.  . . . . . . . . . . . . . . . . . . . . .  122
        13.14    Agent's Authorization; Action by Banks.  . . . . . . . . . . . .  123
        13.15    Enforcement Actions by the Agent.  . . . . . . . . . . . . . . .  123
        13.16    Co-Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  123

14.     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124

        14.1     Accounting Principles.   . . . . . . . . . . . . . . . . . . . .  124
        14.2     Consent to Jurisdiction.   . . . . . . . . . . . . . . . . . . .  124
        14.3     Law of Michigan.   . . . . . . . . . . . . . . . . . . . . . . .  124
        14.4     Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  125
        14.5     Closing Costs; Other Costs.  . . . . . . . . . . . . . . . . . .  125
        14.6     Notices.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  126
        14.7     Further Action.  . . . . . . . . . . . . . . . . . . . . . . . .  126
        14.8     Successors and Assigns; Assignments and
                   Participations.  . . . . . . . . . . . . . . . . . . . . . . .  126
        14.9     Indulgence.  . . . . . . . . . . . . . . . . . . . . . . . . . .  130
        14.10    Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . .  130
        14.11    Amendment and Waiver.  . . . . . . . . . . . . . . . . . . . . .  130
        14.12    Taxes and Fees.  . . . . . . . . . . . . . . . . . . . . . . . .  131

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                  Page
                                                                                  ----

        14.13    Confidentiality.   . . . . . . . . . . . . . . . . . . . . . .   131
        14.14    Withholding Taxes.   . . . . . . . . . . . . . . . . . . . . .   131
        14.15    Effective Upon Execution.  . . . . . . . . . . . . . . . . . .   132
        14.16    Severability.  . . . . . . . . . . . . . . . . . . . . . . . .   132
        14.17    Table of Contents and Headings.  . . . . . . . . . . . . . . .   132
        14.18    Construction of Certain Provisions.  . . . . . . . . . . . . .   133
        14.19    Independence of Covenants.   . . . . . . . . . . . . . . . . .   133
        14.20    Reliance on and Survival of Various
                   Provisions.  . . . . . . . . . . . . . . . . . . . . . . . .   133
        14.21    Complete Agreement.  . . . . . . . . . . . . . . . . . . . . .   133


EXHIBITS
--------

         FORM OF REQUEST FOR ADVANCE  . . . . . . . . . . . . . . . . . . . . .     A
         FORM OF REVOLVING CREDIT NOTE -- COMPANY . . . . . . . . . . . . . . .   B-1
         FORM OF REVOLVING CREDIT NOTE -- PERMITTED BORROWER  . . . . . . . . .   B-2
         PERCENTAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     C
         SUBLIMITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     D
         FORM OF SWING LINE NOTE -- COMPANY . . . . . . . . . . . . . . . . . .   E-1
         FORM OF SWING LINE NOTE -- PERMITTED BORROWER  . . . . . . . . . . . .   E-2
         FORM OF REQUEST FOR SWING LINE ADVANCE . . . . . . . . . . . . . . . .     F
         FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT . . . . . . . . . . . .     G
         FORM OF TERM NOTE -- COMPANY . . . . . . . . . . . . . . . . . . . . .   H-1
         FORM OF TERM NOTE -- PERMITTED BORROWER  . . . . . . . . . . . . . . .   H-2
         FORM OF TERM LOAN INITIAL REQUEST  . . . . . . . . . . . . . . . . . .     I
         FORM OF TERM LOAN RATE REQUEST . . . . . . . . . . . . . . . . . . . .     J
         FORM OF FIXED RATE ELECTION  . . . . . . . . . . . . . . . . . . . . .     K
         FORM OF COVENANT COMPLIANCE REPORT . . . . . . . . . . . . . . . . . .     L
         FORM OF JOINDER AGREEMENT:
                 DOMESTIC GUARANTY  . . . . . . . . . . . . . . . . . . . . . .   M-1
                 PERMITTED BORROWER GUARANTY  . . . . . . . . . . . . . . . . .   M-2
         FORM OF ASSIGNMENT AGREEMENT . . . . . . . . . . . . . . . . . . . . .     N

SCHEDULES
---------

         [TO BE LISTED]

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT ("Agreement") is made as of the 26th day of July, 1995, by and among the Banks signatory hereto (individually, "Bank", and collectively "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Walbro Corporation, a Delaware corporation ("Company").

         RECITALS:

         A. Company has requested that the Banks: (i) extend to it and to the Permitted Borrowers (as defined below), credit in the aggregate amount of up to One Hundred Thirty-Five Million Dollars ($135,000,000) consisting of the Revolving Credit, Swing Line Advances, Letters of Credit and Term Loans (each as defined below), on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, COMPANY, AGENT AND THE BANKS AGREE:

         1.      DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         1.1 "Account(s)" shall mean any account or account receivable as defined under the UCC, including without limitation, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered.

         1.2 "Account Debtor" shall mean the party who is obligated on or under any Account.

         1.3 "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company individually, or jointly and severally with a Permitted Borrower) named in an application to the Agent for the issuance of such Letter of Credit.

         1.4 "Activation Fee" shall mean the fee payable by Company to Agent, for distribution to the Banks based on their respective Percentages, in connection with each activation of the Revolving Credit Designated Unused Portion under Section 2.17 hereof and each request for the funding of a Term Loan under Section 4.9A hereof, in each case in the respective amounts set forth therein.

         1.5 "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Banks under Section 2.1 or 4.1 of this Agreement, as the case may be, or requested by the Company or by a Permitted Borrower and made by the Swing Line Bank under Section 2.5 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 2.5(c) or 4.9B hereof, any advance in respect of a Letter of Credit under
Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance, a Quoted Rate Advance, a Fixed Rate Advance and a Swing Line Advance.

         1.6 "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.7 "Agent" shall mean Comerica Bank, a Michigan banking corporation, or any successor appointed in accordance with Section 13.4 hereof.

         1.8 "Agent's Correspondent" shall mean such bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Banks as its correspondent for Advances in Eurodollars or in particular Alternative Currencies.

         1.9 "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 13.8 hereof.

         1.10 "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         1.11 "Alternative Currency" shall mean British Pounds Sterling ("Sterling"), French Francs ("FF"), Japanese Yen ("Y."), Deutsche Marks ("DM"), Norwegian Krone ("K"), Spanish Peseta ("SP"), Belgian Francs ("BF") and, subject to the prior written approval of Agent and each of the Banks and to the terms and conditions of this Agreement, such other freely convertible foreign currencies (which, when referred to herein or in any of the other Loan Documents, shall be referred to using the currency codes in effect from time to time under ISO International Standard 4217, or any such successor publication or standard) as requested by the Company or a Permitted Borrower.

         1.12 "Alternative Currency Principal Limit" shall mean, with respect to each Term Loan funded in an Alternative Currency, the initial principal amount of such Term Loan (stated in the applicable Alternative Currency) minus the sum of (a) the amount of any payments or prepayments of principal made on such Term Loan on or prior to the date of any determination of such Alternative Currency Principal Limit and (b) the amount of any principal repayments on the Term Loan scheduled to be paid under Section 4.3 hereof or required to be paid under Section 4.2 hereof on or prior to the date of any determination of such Alternative Currency Principal Limit.

         1.13 "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined (based on the Funded Debt Ratio) by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 5.1.

         1.14       "Applicable Interest Rate" shall mean the
Eurocurrency-based Rate, the Quoted Rate or the Prime-based Rate, as selected by Company or a Permitted Borrower from time to time, subject to the terms and conditions of this Agreement, and, if elected by the Company or a Permitted Borrower pursuant to Section 4.11 hereof, the Fixed Rate.

         1.15 "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined (based on the Funded Debt Ratio) by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 5.1.

         1.16 "Assignment Agreement" shall have the meaning ascribed to such term in Section 14.8(d) hereof.

         1.17 "Banks" shall mean Comerica Bank, any other Banks signatory hereto, and any assignee which becomes a Bank pursuant to Section 14.8(d) hereof.

         1.18 "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London (except with respect to any Prime-based Advances), and New York and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available.

         1.19 "Capital Expenditures" shall mean, without duplication, any amounts paid or accrued for a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with
GAAP).

         1.20 "Capitalized Lease Obligations" shall mean, at any time, a lease obligation with respect to which the lessee is required by GAAP to recognize the acquisition of an asset and the incurrence of a liability at such time.

         1.21 "Closing Fee" shall mean the fee payable to the Agent upon closing of this Agreement in accordance with the Agency Fee Letter.

         1.22       "Co-Agent" shall mean [Reserved].

         1.23 "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the Loan Documents, the Existing Senior Debt Documents, or otherwise.

         1.24 "Collateral Agent" shall mean Comerica, acting in its capacity as Collateral Agent for the Lenders under the Intercreditor Agreement.

         1.25 "Collateral Documents" shall mean the Company Collateral Documents and the Guarantor Collateral Documents executed and delivered by Company and by certain of Company's Subsidiaries, as the case may be, to the Collateral Agent, in accordance with the terms and conditions of this Agreement, as the same may be amended from time to time.

         1.26 "Company" shall mean Walbro Corporation, a Delaware corporation.

         1.27 "Company Collateral Documents" shall mean the Company Security Agreement, and all of the other acknowledgments, certificates, financing statements, instruments and other security documents executed by Company and delivered to the Collateral Agent, as of the date hereof or, from time to time, subsequent thereto, in connection with such security agreement, this Agreement, the Loan Documents, and the Existing Senior Debt Documents, as such collateral documents may be amended, restated, supplemented or replaced from time to time.

         1.28 "Company Guaranty" shall mean that certain guaranty of all of the Indebtedness outstanding from the Permitted Borrowers hereunder, executed and delivered by the Company to the Agent, on behalf of the Banks as of the date hereof, as amended, restated, supplemented or replaced from time to time.

         1.29 "Company Security Agreement" shall mean that certain stock pledge and security agreement encumbering the Accounts, Inventory and general intangibles of Company and the shares of stock or share capital of Company in certain of its Subsidiaries, now owned or hereafter acquired (all as set forth therein), executed and delivered by Company to the Collateral Agent as of the date hereof as security for the Lender Debt, as the same may be amended, restated, supplemented or replaced from time to time.

         1.30 "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP applied on a consistent basis and consistent with the financial statements as at and for the fiscal year ended December 31, 1994.

         1.31 "Consolidated Intangible Assets" shall mean, as of any date of determination thereof, the amount of good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" determined on a Consolidated basis in accordance with GAAP (but expressly excluding the value of the technology licenses for Orbital Engine Company Ltd. and cash surrender values under key employee insurance policies), in each case determined for the Company and its Subsidiaries on a Consolidated basis.

         1.32 "Consolidated Net Income" shall mean, in respect of any period, the net income (loss) of Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, for such period.

         1.33 "Consolidated Tangible Net Worth" shall mean, as of any date of determination thereof, (a) the amount of capital stock accounts plus (or minus in the case of a deficit) the paid-in capital and retained earnings of the Company and its Subsidiaries; plus (b) to the extent not included in subparagraph (a) above, an amount equal to the liquidation preference of issued and outstanding preferred stock of the Company; plus (c) to the extent not included in subparagraph (a) above, Minority Interests; plus (d) deferred income taxes; plus (e) the unpaid principal amount of any outstanding Subordinated Debt; plus (f) $2,900,000; minus (g) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Subsidiaries: (i) Consolidated Intangible Assets; (ii) any increment resulting from any reappraisal, revaluation or writeup of assets; and (iii) treasury stock, all determined on a Consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

         1.34 "Continuing Directors" shall mean the directors of the Company on the effective date of this Agreement and each other director of the Company, if such other director's nomination or election to the board of directors of the Company is recommended by a majority of the then Continuing Directors.

         1.35 "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or written undertaking to which such Person is a party or by which it or any of its property is bound.

         1.36 "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, in substantially the form attached to this Agreement as Exhibit "L" and certified by the chief financial officer of the Company pursuant to Section 8.3(b) and 8.3(c), hereof, as to whether the Company and its Subsidiaries are in compliance with the financial and other covenants contained in Sections 8.4 through 8.6, inclusive, and 9.5, 9.6, 9.8 and 9.11, inclusive, of this Agreement, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder.

         1.37 "Current Dollar Equivalent" shall mean at any time, with respect to any Advance in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative Currency equivalents of Advances in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         1.38 "Current Shareholder and Management Group" shall mean (i) Lambert A. Althaver, Robert H. Walpole, Gary L. Vollmar, Richard H. Whitehead III, Michael A. Shope and Daniel L. Hittler; (ii) the spouses, lineal descendants and spouses of the lineal descendants of the persons named in clause (i); and (iii) the estates or legal representatives of the persons named in clauses (i) and (ii).

         1.39 "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, could not, individually or in the aggregate, have a material adverse effect on the financial condition or businesses of the Company or any of its Subsidiaries or on the ability of the

Company or any of its Subsidiaries to pay its Debts, as such Debts become due.

         1.40 "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities on a balance sheet and in accompanying footnotes in accordance with GAAP, including without limitation, reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements), and currency swaps and hedges and similar agreements; provided, however that for purposes of calculating the aggregate Debt of Company and its Subsidiaries, the direct and indirect and absolute and contingent obligations of Company and the Guarantors (whether direct or contingent) shall be determined without duplication.

         1.41 "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         1.42 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be made or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days before such Advance is made (or to be made), as such Dollar Amount may be adjusted from time to time pursuant to Section 2.11 hereof or otherwise hereunder. When used with respect to any Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances made, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         1.43 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         1.44 "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         1.45 "Domestic Guaranty" shall mean that certain guaranty agreement containing the unconditional guaranties of borrowings hereunder by Company and the Permitted Borrowers, executed and delivered by the Significant Domestic Subsidiaries to the Banks as of the date hereof (or, pursuant to Section 8.17 hereof, subsequent to the date of this Agreement), as amended, restated, supplemented or replaced from time to time.

         1.46 "Domestic Subsidiaries" shall mean those Subsidiaries of the Company incorporated under the laws of the United States of America, or any state thereof.

         1.47 "Dyno" shall mean Dyno Industrier AS, a Norwegian corporation.

         1.48 "Dyno Acquisition Agreement" shall mean that certain Purchase and Sale Agreement entered into between Dyno, as seller, and the Company, as purchaser, dated as of April 7, 1995, as amended to the date hereof, and as further amended (subject to the terms hereof) from time to time.

         1.49 "Dyno Acquisition" shall mean the acquisition by the Company, subject to the terms hereof, of the assets, properties, rights and business of Dyno (and certain subsidiaries of Dyno) for the price and on the terms and conditions set forth in the Dyno Acquisition Agreement.

         1.50 "Dyno Capital Expenditures" shall mean all Capital Expenditures of the Company and its Subsidiaries made as part of, or in support (whether directly or indirectly) of the operations acquired by the Company and its Subsidiaries pursuant to or in connection with the Dyno Acquisition, excluding Capital Expenditures in an amount not to exceed Twelve Million Dollars ($12,000,000) in the aggregate, for or in connection with the European research and development facility to be constructed by the Company or a Significant Foreign Subsidiary.

         1.51 "EBITDA" shall mean, with respect to any period, net earnings (or loss) before gross interest expense, depreciation, good will, amortization and taxes and before reflecting extraordinary gains (losses), gains (losses) from discontinued operations and gains (losses) from Minority Interests and Joint Ventures for such period, as determined in accordance with GAAP.

         1.52 "Equity Offering" shall mean the issuance and sale by the Company or any of its Subsidiaries of additional capital stock or other equity interests.

         1.53 "Equity Offering Adjustment" shall mean that amount to be added to the minimum Consolidated Tangible Net Worth required to be maintained under Section 8.4 hereof consisting of an amount equal to one hundred percent (100%) of each Equity Offering conducted by the Company or any of its Subsidiaries (plus the result of any merger or acquisition), net of costs of issuance, on or after the date hereof, on a cumulative basis.

         1.54 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

         1.55 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

         1.56 "Eurocurrency-based Advance" shall mean any Advance (including a Swing Line Advance) which bears interest at the Eurocurrency-based Rate.

         1.57 "Eurocurrency-based Rate" shall mean a per annum interest rate which is the Applicable Margin (subject in each case to adjustment under Section 5.1 hereof) above the quotient of:

                    (i) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two
                           (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

                    (ii) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

         1.58 "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances, an Interest Period of one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line Bank) and (b) for all other Eurocurrency-based Advances, an Interest Period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Banks), as selected by Company or a Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, 2.5 or 4.9B hereof, as the case may be.

         1.59 "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Permitted Borrower and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         1.60 "Event of Default" shall mean each of the Events of Default specified in Section 10.1 hereof.

         1.61 "Excess Cash Flow" shall mean for any fiscal year (using the terms contained in the Company's Consolidated financial statements for its fiscal year ending December 31, 1994 and the sources and uses statement contained in Company's 10-K Report filed with the Federal Securities and Exchange Commission in respect of such period), net cash provided by operating activities for such fiscal year, less purchase of property and equipment for such fiscal year, less principal payments on long-term debt for such fiscal year (including all principal payments based on Excess Cash Flow made on the Term Loan under Section 4.3 hereof, if any, during such fiscal year, but excluding all payments on the Revolving Credit, or any other revolving loan facility utilized at any time by Company or any of its Subsidiaries), all calculated based upon Company's annual Consolidated financial statements required to be delivered to Agent and the Banks under Section 8.3(b) hereof.

         1.62 "Existing Senior Debt" shall mean the senior debt issued by the Company pursuant to the Senior Debt Documents in an aggregate principal amount of Forty-Five Million Dollars ($45,000,000).

         1.63 "Existing Senior Debt Documents" shall mean that certain Walbro Corporation Note Purchase Agreement dated as of

October 1, 1994 ($45,000,000 7.68% Senior Notes due October 1, 2004) and the Existing Senior Notes issued thereunder, together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended from time to time (subject to the terms hereof) and any and all other documents executed in exchange therefor or in replacement or renewal thereof.

         1.64 "Existing Senior Note Purchasers" shall mean the note purchasers which are signatories to the Existing Senior Debt Documents, and their respective successors and assigns.

         1.65 "Existing Senior Notes" shall mean the senior notes issued by the Company to the Existing Senior Note Purchasers pursuant to the Existing Senior Debt Documents as evidence of the Existing Senior Debt, as such notes may be amended, extended or supplemented from time to time, and any other notes issued in substitution, renewal or replacement thereof from time to time.

         1.66 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         1.67 "Fees" shall mean the Agent's Fees, the Closing Fee, the Activation Fee, the Letter of Credit Fees and the Revolving Credit Commitment Fee and the other fees and charges payable hereunder.

         1.68 "Fixed Charge Coverage Ratio" shall mean a ratio, the numerator of which consists of the EBITDA of Company and its Subsidiaries for the four fiscal quarters immediately preceding the applicable date of determination, minus the aggregate Capital Expenditures of Company and its Subsidiaries during such period (excluding in such calculations through and including June 30, 1996, all Dyno Capital Expenditures, but including in such calculations beginning September 30, 1996 all Dyno Capital Expenditures) and the denominator of which consists of gross interest expense of Company and its Subsidiaries for such period, all determined without duplication in accordance with GAAP on a Consolidated basis.

         1.69 "Fixed Rate" shall mean the per annum fixed rate of interest for a speci ufied Term Loan established by the Agent under Section 4.11 hereof, such rate to be based on (a) an average of the funding cost of each of the Reference Banks on that date which is three (3) Business Days prior to the effective date of an election of the Fixed Rate Option pursuant to Section 4.11 hereof, as determined by each such Reference Bank in the interbank swap market for the weighted average life of the specified Term Loan then remaining, plus (b) the Applicable Margin which would then be in effect for Eurocurrency-based Rate Advances of such Term Loan if the Company or the applicable Permitted Borrower had selected such rate, subject to any applicable margin adjustment under Section 5.1 hereof, giving immediate effect thereto based on the most current quarterly financial statement delivered by the Company under Section 8.3(b) or 8.3(c) hereof, as the case may be.

         1.70 "Fixed Rate Advance" shall mean any Advance of a Term Loan carried at the Fixed Rate.

         1.71 "Fixed Rate Option" shall mean the right of the Company or a Permitted Borrower, subject to and in accordance with Section 4.11 hereof, to elect the Fixed Rate as the Applicable Interest Rate for a specified Term Loan.

         1.72 "Fixed Rate Election" shall mean the written election of the Fixed Rate as the Applicable Interest Rate for a specified Term Loan, submitted by the Company or a Permitted Borrower under Section 4.11 hereof, in the form attached hereto as Exhibit "K."

         1.73 "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than the Domestic Subsidiaries.

         1.74 "Funded Debt" shall mean, on a Consolidated basis and without duplication (i) all Debt of the Company and its Subsidiaries for borrowed money or which has been incurred in connection with the acquisition of assets, excluding intercompany items, (ii) all Capitalized Lease Obligations of the Company and its Subsidiaries, and (iii) all guaranties by any Person of Funded Debt of any other person, including without limitation any and all agreements, contingent or otherwise, to support the obligation of such other Person, whether or not denominated as a guaranty, any letter of credit reimbursement obligations and any other such agreement or undertaking which would constitute a guaranty for purposes of GAAP, consistently applied.

         1.75 "Funded Debt Ratio" shall mean a ratio, the numerator of which consists of the Funded Debt of the Company and its Subsidiaries as of the applicable date of determination, and the denominator of which consists of the EBITDA of the Company and its Subsidiaries for the four fiscal quarters immediately preceding such date of determination, all determined without duplication in accordance with GAAP on a Consolidated basis.

         1.76 "GAAP" shall mean generally accepted accounting principles in the United States of America (except as otherwise expressly stated herein) as in effect (i) for purposes of calculating any financial covenants or ratios hereunder, on the date hereof, consistently applied, and (ii) for all other purposes, as in effect from time to time.

         1.77 "Guaranties" shall mean the Company Guaranty, the Domestic Guaranty and the Permitted Borrowers Guaranty, and "Guaranty" shall mean each and any of such Guaranties, as the context may indicate.

         1.78 "Guarantor Collateral Documents" shall mean the Guarantor Security Agreement, the local share pledges identified therein ("Local Share Pledges") and all other acknowledgments, certificates, financing statements, instruments, local share pledges and other security documents executed by the Domestic Guarantors and delivered to Collateral Agent, as of the date hereof or, from time to time, subsequent thereto, in connection with such security agreements, this Agreement, any of the other Loan Documents and the Existing Senior Debt Documents, as such collateral documents may be amended, restated, supplemented or replaced from time to time.

         1.79 "Guarantor Security Agreement[s]" shall mean those certain stock pledges and security agreements encumbering the accounts, inventory and general intangibles of the Domestic Guarantors and the shares of stock or share capital of certain of the Significant Subsidiaries now owned or hereafter acquired by the Domestic Guarantors (or any of them) (as set forth therein), executed and delivered by the Domestic Guarantors to the Collateral Agent, as of the date hereof as security for the Lender Debt, as amended, restated, supplemented or replaced from time to time, and each security agreement or other security document executed and delivered from and after the date hereof by a Significant Domestic Subsidiary which becomes a Guarantor hereunder subsequent to the date hereof in accordance with this Agreement.

         1.80 "Guarantor(s)" shall mean each Significant Subsidiary of the Company and each Person otherwise becoming a Significant Subsidiary of the Company subsequent to the date hereof or otherwise entering into a Guaranty (by joinder agreement or otherwise) from time to time and shall as of the date of execution of this Agreement consist of those Subsidiaries designated as Guarantors on Schedule 7.6 hereto.

         1.81 "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws or in respect of which liability or standards of conduct may be imposed under any such laws.

         1.82 "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic, or dangerous waste, substance or material on or about the Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called "superfund" or "superlien" law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         1.83 "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

         1.84 "HLT Determination" shall mean any determination by the Agent or by the Majority Banks, or by applicable federal or state regulatory authorities (including without limitation any central bank or other governmental body having jurisdiction over any of the Banks) that the Indebtedness (or any specific loan facility or portion thereof pursuant to this Agreement) would be classified as a "highly-leveraged transaction" or an "HLT" under applicable federal or state law, regulations or guidelines in effect from time to time, provided that (a), with any determination of HLT status by Agent or the Majority Banks, Agent shall have given Company not less than thirty (30) days prior written notice of such determination, accompanied by a certificate setting forth in reasonable detail the basis for such determination (which shall be presumed correct absent manifest error) and (b) with respect to any determination of HLT status by a federal or state regulatory authority, Agent shall have given written notice thereof to Company, accompanied by a copy of such determination (if in writing).

         1.85 "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Loan Documents, whether evidenced by the Notes, the Company Guaranty, the Domestic Guaranty, the Permitted Borrower Guaranty, or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, or any of the Permitted Borrowers to, or acquired by, the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

         1.86 "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the date hereof, as the same may be amended from time to time, by and among Company, the Agent, the Collateral Agent and the Lenders.

         1.87 "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company or any 100% Subsidiary to another 100% Subsidiary, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks.

         1.88 "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any 100% Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another 100% Subsidiary.

         1.89 "Interest Period" shall mean a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3, 2.5(c) or 4.9B hereof, as the case may be, or a Quoted Rate Interest Period commencing on the day a Quoted-Rate Advance is made under Section 2.5(c) hereof, provided that:

                    (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and

                    (b) no Interest Period shall extend beyond the maturity date set forth in the Note to which such Interest Period is to apply.

         1.90 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         1.91 "Investment" shall mean any loan, advance or extension of credit by Company or any of its Subsidiaries to, or any other loan, advance investment by Company or any of its Subsidiaries in (or guaranty or similar undertaking for the benefit of), any Person (including without limitation, any Subsidiary of Company), without offset, reduction or other adjustment, whether such loan, advance or investment shall be in the nature of an investment in shares of stock or other capital or securities, any contribution of capital, general or limited partnership or joint venture interests, debentures, evidences of indebtedness or otherwise.


         1.92 "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48275 or such other office as Agent shall designate as its Issuing Office.

         1.93 "Japanese Term Loan" shall mean that certain Term Loan in the aggregate principal amount of Seven Hundred Fifty Million Yen (Y. 750,000,000) to be advanced by the Banks to Walbro Japan pursuant to Section
4.1 hereof.

         1.94 "Joinder Agreement" shall mean a joinder agreement in the form attached to this Agreement as Exhibits "M-1" or "M-2"; as the case may be, to be executed and delivered pursuant to Section 8.17 of this Agreement by any Subsidiary specified therein or which becomes a Significant Subsidiary subsequent to the date hereof.

         1.95 "Joint Venture" shall mean any corporation, partnership, association, joint stock company, business trust or other combined enterprise, other than a Consolidated Subsidiary, in which (or to which) the Company or any of its Subsidiaries has made a loan, investment or advance or has an ownership stake or interest, whether in the nature of Share Capital, partnership or equity interest or otherwise.

         1.96 "Lender Debt" shall mean the Indebtedness and the Existing Senior Debt.

         1.97 "Lenders" shall mean each of the Banks and each of the Existing Senior Note Purchasers and their respective successors and assigns.

         1.98 "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

         1.99 "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section 3.4 hereof.

         1.100 "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Seventeen Million Dollars ($17,000,000); or
(b) the Revolving Credit Aggregate Commitment of the Banks as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Note.

         1.101 "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

         1.102 "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         1.103 "Letter(s) of Credit" shall mean any standby or documentary letters of credit issued by Agent at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof, including without limitation any Special Purpose Letter of Credit.

         1.104 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract.

         1.105 "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Company Guaranty, the Domestic Guaranty, the Permitted Borrower Guaranty, the Company Collateral Documents, the Guarantor Collateral Documents (including the Local Share Pledges), the Intercreditor Agreement and any other documents, instruments or agreements executed pursuant to or in connection with any such document, or this Agreement, as such documents may be amended, renewed, supplemented or replaced from time to time.

         1.106 "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes, or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         1.107 "Material Property" shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of its Subsidiaries which is material to the operations of the Company and its Subsidiaries, taken as a whole, or which is material to the operations of Company or any of the Significant Subsidiaries.

         1.108 "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         1.109 "Multiemployer Plan" shall mean any Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         1.110 "Net Income Adjustment" shall mean that amount to be added to the minimum Consolidated Tangible Net Worth required to be maintained under
Section 8.4 hereof consisting of fifty percent (50%) of Company's Consolidated Net Income for each of Company's fiscal years ending on or after December 31, 1995 (in each case, only if a positive number), on a cumulative basis.

         1.111 "New Senior Debt" shall mean the additional senior debt to be issued by the Company pursuant to the New Senior Debt Documents in an aggregate principal amount of One Hundred Ten Million Dollars ($110,000,000).

         1.112 "New Senior Debt Documents" shall mean that certain note purchase agreement to be entered into between the Company and the New Senior Note Purchasers with respect to the New Senior Debt, and the New Senior Notes to be issued thereunder (all in form and substance acceptable to Agent and the Majority Banks), together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended from time to time (subject to the terms hereof), and all other documents executed in exchange therefor or in replacement or renewal thereof.

         1.113 "New Senior Note Purchasers" shall mean the note purchasers which become signatories to the New Senior Debt Documents, and their respective successors and assigns.

         1.114 "New Senior Notes" shall mean the senior notes to be issued by the Company to the New Senior Note Purchasers.

         1.115 "Notes" shall mean the Revolving Credit Notes, the Swing Line Note, or the Term Notes or any or all of the Revolving Credit Notes, the Swing Line Note and the Term Notes as the context indicates, and in the absence of such indication, all such notes.

         1.116 "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

         1.117 "Pension Plan(s)" shall mean all employee pension benefit plans of Company or any ERISA Affiliate, as defined in Section 3(2) of ERISA, to the extent such Person is subject to

ERISA, as provided in Section 4 of ERISA, which is subject to Section 412 of the Code or Section 302 of ERISA.

         1.118 "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit "C" hereto, of the Revolving Credit, Letters of Credit and/or the Term Loans, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 14.8(d) hereof.

         1.119 "Permitted Acquisitions" shall mean (x) subject to satisfaction by the Company of the Special Conditions on or before the Required Consummation Date, the Dyno Acquisition and (y) any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person primarily engaged in those businesses in which Company and its Subsidiaries are engaged on the date hereof or other businesses directly related thereto, conducted in accordance with the following requirements:

                    (a) not less than thirty (30) nor more than ninety (90) days prior to the commencement of each such proposed acquisition, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent not less than thirty (30) days prior to such proposed acquisition);

                    (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

                    (c) the aggregate value of all of such acquisitions, including the value of any proposed new acquisition, conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding the Dyno Acquisition, and any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder) computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed Twenty- Five Million Dollars ($25,000,000) (or the Alternative Currency equivalent thereof, if applicable), determined as of the date of such acquisition;

                    (d) concurrently with such acquisition, the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, any Loan Documents required hereunder and such other documents and instruments (including without limitation opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any, and otherwise comply with the terms and conditions of this Agreement; and

                    (e) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing.

         1.120 "Permitted Borrower" shall mean, prior to the Dyno Acquisition, Walbro Automotive, Walbro Engine Management, Sharon, Whitehead and Walbro Japan; and from and after the Dyno Acquisition, Walbro Automotive, Walbro Engine Management, Sharon, Whitehead, Walbro Japan, Walbro Norway, Walbro England, Walbro Germany, Walbro France, Walbro Belgium and Walbro Spain; provided however that the aggregate Advances of the Revolving Credit available to Company and the Permitted Borrowers hereunder shall be subject at all times to the applicable Sublimits and to the Revolving Credit Aggregate Commitment and to the other terms and conditions hereof.

         1.121 "Permitted Borrower Guaranty" shall mean that certain unconditional guaranty of all Indebtedness outstanding from the Permitted Borrowers which are Foreign Subsidiaries hereunder, executed and delivered by the Significant Foreign Subsidiaries to the Banks as of the date hereof (or, pursuant to Section 8.17 hereof, subsequent to the date of this Agreement), as amended from time to time.

         1.122 "Permitted Currency(ies)" shall mean Dollars or any Alternative Currency.

         1.123 "Permitted Guaranties" shall mean those guaranties executed and delivered, or to be executed and delivered, by the Significant Domestic Subsidiaries in favor of the Existing Senior Note Purchasers and the New Senior Note Purchasers according to the terms of the Existing Senior Debt Documents or the New Senior Debt Documents, as the case may be, provided that the guarantors thereunder are also Guarantors hereunder.

         1.124      "Permitted Investments" shall mean:

                    (a) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                    (b) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations mature within one (1) year from the date of acquisition thereof;

                    (c) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Five Hundred Million Dollars ($500,000,000) and the long-term unsecured debt obligations of which are rated "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such certificates of deposit mature within one (1) year from the date of acquisition thereof;

                    (d) Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by Standard & Poor's Rating Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

                    (e) Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that have an assigned rating of "A" or higher by Standard & Poor's Ratings Group (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America).

         1.125      "Permitted Liens" shall mean, with respect to any Person:

                    (a) any Liens granted under or established by this Agreement or the other Loan Documents;

                    (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

                    (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                    (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

                    (e) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and
         (ii) has been made on the books of such Person as may be required by GAAP;

                    (f) Liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate would not (i) materially adversely affect the present or future use of the property to which they relate, or (ii) have a material adverse effect on the sale or lease of such property, or (iii) render title thereto unmarketable;

                    (g) Liens (i) arising from judicial attachments and judgments, (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such property and (5) the title of the Company or a Subsidiary, as the case may be, to, and its right to use, such property, is not materially adversely affected thereby; and

                    (h) those Liens of the Company or its Subsidiaries identified in Schedule 9.6 hereto.

         1.126 "Permitted Merger(s)" shall mean any merger of any Subsidiary (including any of the Permitted Borrowers) into Company or another Permitted Borrower or the merger of any Subsidiary (other than a Permitted Borrower) into any 100% Subsidiary which, in each case, satisfies and/or is conducted in accordance with the following requirements:

                         (a)    not less than thirty (30) nor more than ninety
                    (90) days prior to the commencement of such proposed merger, Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed merger to be furnished to Agent not less than twenty (20) days prior to such proposed merger);

                         (b) immediately following and as the direct result of any such merger, the surviving or successor entity has succeeded by operation of applicable law (as confirmed by an opinion(s) of counsel in form and substance satisfactory to the Majority Banks) to all of the obligations of the non-surviving entity under this Agreement and the other Loan Documents, and to all of the property rights of such non-surviving entity subject to the applicable Loan Documents and, if the shares of stock of the non-surviving entity have been pledged to the Collateral Agent on behalf of the Lenders in accordance with this Agreement, the shares of stock of the surviving or successor entity are, or concurrently with such merger, will be similarly pledged, and such steps have been taken as necessary under applicable law to perfect such pledge;

                           (c) concurrently with such proposed merger, the surviving entity involved in such merger shall execute or cause to be executed, and provide or cause to be provided to Agent for the Banks (or the Collateral Agent for the Lenders, if applicable), any Loan Documents required hereunder and such other documents and instruments (including without limitation Collateral Documents, opinions of counsel, amendments, acknowledgments and consents) as reasonably requested by the Majority Banks; and

                           (d) both immediately before and immediately after such merger, no Default or Event of Default (whether or not related to such restructuring), has occurred and is continuing.

         1.127      "Permitted Transfer(s)" shall mean:

         (a) any sale, assignment, transfer or other disposition of inventory or worn-out or obsolete machinery, equipment or other such personal property in the ordinary course of business; and

         (b) any sale, lease, assignment, transfer or other disposition of real estate or tangible personal property having a net book value, determined in accordance with GAAP, at the time of disposition thereof, aggregating (with all other such dispositions during the period commencing on the date of this Agreement and ending on the Revolving Credit Maturity Date), an amount not to exceed fifteen percent (15%) of the Company's Consolidated Tangible Net Worth determined as of the applicable date of disposition, provided that, immediately before and after each such disposition (giving effect thereto), no Default or Event of Default has occurred and is continuing.

         1.128 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         1.129 "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         1.130 "Prime-based Advance" shall mean an Advance (including a Swing Line Advance) which bears interest at the Prime- based Rate.

         1.131 "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

         1.132 "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         1.133 "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         1.134 "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         1.135 "Quoted Rate Interest Period" shall mean an Interest Period of up to thirty (30) days, as offered by the Swing Line Bank and accepted by the Company or a Permitted Borrower with respect to a Quoted Rate Advance pursuant to Section 2.5 hereof.

         1.136 "Reference Banks" shall mean Comerica, [Reserved] and [Reserved] , or such other Banks as may be agreed to constitute the "Reference Banks" by Company, Agent and the Majority Banks.

         1.137 "Refunded Swing Line Advance" is defined in Section 2.5(e) hereof.

         1.138 "Reportable Event" shall mean a "reportable event" within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

         1.139 "Request for Advance" shall mean a Request for Advance of the Revolving Credit issued by Company or by a Permitted Borrower and countersigned by the Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit "A".

         1.140 "Required Consummation Date" shall mean December 31, 1995, or such later date as may be approved in writing by each of the Banks.

         1.141 "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company and the Permitted Borrowers by the Banks pursuant to
Section 2 hereof, in an aggregate principal amount not to exceed (subject to the terms hereof) the Revolving Credit Maximum Amount.

         1.142 "Revolving Credit Aggregate Commitment" shall mean, as of the applicable date of determination, the Revolving Credit Maximum Amount minus the Revolving Credit Designated Unused Portion, subject to reduction or termination pursuant to Sections 2.15 or 10.2 hereof.

         1.143 "Revolving Credit Commitment Fee" shall mean the commitment fee payable to Agent for distribution to the Banks pursuant to Section 2.13 hereof.

         1.144 "Revolving Credit Designated Unused Portion" shall mean that portion of the Revolving Credit Aggregate Commitment, not to exceed Forty Million Dollars ($40,000,000) in the aggregate, designated by Company as not immediately available for borrowing hereunder in accordance with and subject to
Section 2.16 hereof.

         1.145 "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) July 26, 2000, as such date may be extended from time to time pursuant to Section 2.18 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 2.15 or 10.2 hereof.

         1.146 "Revolving Credit Maximum Amount" shall mean One Hundred Thirty-Five Million Dollars ($135,000,000), less any reductions in the Revolving Credit Maximum Amount under Section 2.15 or 4.9A of this Agreement.

         1.147      "Revolving Credit Notes" shall mean the Notes described in
Section 2.1 hereof, made or to be made by Company or the Permitted Borrowers to each of the Banks in the form annexed to this Agreement as Exhibit "B-1" or "B-2", as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         1.148 "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

         1.149 "Sharon" shall mean Sharon Manufacturing Company, a Michigan corporation.

         1.150 "Special Conditions" shall mean those special terms and conditions required to be satisfied prior to or concurrently with the consummation of the Dyno Acquisition, as follows:

         (a) the Company and its Subsidiaries shall have furnished, executed and delivered, or caused to be furnished, executed and delivered, to Collateral Agent, in form to be satisfactory to Collateral Agent and the Lenders, the Local Share Pledges, supported by (i) certified copies of such parties' Articles of Incorporation and Bylaws or other constitutional documents to the extent required in the jurisdiction of incorporation, (ii) appropriate resolutions in certified form authorizing same, and (iii) certificates of good standing meeting the requirements set forth in Section 6.2 hereof;

         (b) the Collateral Agent shall have received, to the extent necessary for perfection of the security interests and pledges under applicable law, certificates representing the issued and outstanding capital stock of the Subsidiaries encumbered by the Collateral Documents, transferred for security purposes into the name of the Collateral Agent (or its nominees), on behalf of the Lenders or the bearer or properly endorsed or with assignments separate from certificate for transfer and proof that each such pledge has been duly registered or filed under applicable law, and that appropriate financing statements, local share pledges, nantissements, collateral and other documents covering such Collateral have been executed and delivered by the appropriate parties and registered, recorded or filed in such jurisdictions as necessary to perfect the security interests, stock pledges or other liens granted thereby;

         (c) there shall have been no material adverse change in the condition, financial or otherwise, or prospects of, Dyno and its subsidiaries, generally, or in the condition, financial or otherwise, or prospects of the properties, business, results or operations of Dyno and its subsidiaries to be acquired by the Company and its subsidiaries pursuant to the Dyno Acquisition Agreement (taken as a whole) from that existing as of the date of this Agreement (as determined in reference to the financial statements of Dyno covering fiscal years 1993 and 1994, as previously delivered by the Company to the Banks); nor shall any omission, inconsistency, inaccuracy, or any change in presentation or accounting standards which renders such financial statements materially misleading have been determined by Agent or the Majority Banks to exist;

         (d) all governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary or appropriate under any laws applicable to Company or any of its Subsidiaries, or Dyno or any of its subsidiaries for or in connection with the Dyno Acquisition and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made, and evidence thereof satisfactory in form and substance to Agent and the Majority Banks shall have been delivered, or cause to be delivered, by Company to Agent;

         (e) the New Senior Notes shall have been executed and delivered by the Company to and accepted by the New Senior Note Purchasers, the funding of the New Senior Debt shall have occurred, all New Senior Debt Documents shall have been executed and delivered in form and substance satisfactory to the Banks and Agent; and

         (f) the Company shall have delivered or caused to be delivered to Agent (as evidenced by Agent's written confirmation thereof) updated schedule(s) of the Permitted Liens, and the matters shown on such updated schedule(s) do not differ materially adversely from the matters disclosed by Company on Schedule 9.6, hereto (as evidenced by Agent's written confirmation thereof), or have been approved by the Majority Banks, in their sole discretion (upon which event
                    Schedule 9.6 hereto shall be deemed amended to include such additional matters).

         1.151 "Special Purpose Letter(s) of Credit" shall mean any letter of credit which is issued for the purpose of supporting industrial development revenue bonds or other obligations of the Company or an Account Party for borrowed money.

         1.152 "Significant Subsidiary(ies)" shall mean, as of any date of determination, any Subsidiary which is or becomes a Permitted Borrower or a Guarantor or which has total assets in excess of Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof), determined by Agent as of the end of the most recent fiscal quarter of the Company.

         1.153 "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified on Schedule 7.6 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         1.154 "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified on Schedule 7.6 hereto, and any Foreign Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         1.155 "Single Employer Plan" shall mean any Pension Plan which does not constitute a Multiemployer Plan.

         1.156 "Sublimit" shall mean the maximum aggregate amount of Swing Line Advances, Letters of Credit and of Advances of the Revolving Credit and Term Loans available at any time to each of the Permitted Borrowers hereunder, as set forth on Exhibit "D" hereto.

         1.157 "Subordinated Debt" shall mean any unsecured Debt subordinated to the prior payment and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to each of the Banks, in their sole discretion.

         1.158 "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, or business trust of which more than fifty percent (50%) of the outstanding voting stock is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries. "100% Subsidiary(ies)" shall mean any of the Company's Subsidiaries whose stock (other than directors' or qualifying shares to the extent required under applicable law) is owned 100% by any other 100% Subsidiary and/or the Company.

         1.159 "Swing Line Advance" shall mean an Advance made by Swing Line Bank to Company or a Permitted Borrower pursuant to Section 2.5 hereof.

         1.160 "Swing Line Bank" shall mean Comerica Bank, in its capacity as lender under Section 2.5 of this Agreement, and its successors and assigns.

         1.161 "Swing Line Maximum Amount" shall mean Five Million Dollars ($5,000,000).

         1.162 "Swing Line Note(s)" shall mean the swing line notes described in Section 2.5 hereof, made or to be made by Company or the Permitted Borrowers to the Swing Line Bank in the form annexed hereto as Exhibit "E-1" or "E-2", as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         1.163 "Term Loans" shall mean the term loans to be advanced by the Banks to the Company or any of the Permitted Borrowers pursuant to Section
4.1 hereof, in an aggregate amount not to exceed the Term Loan Aggregate Commitment, and "Term Loan" shall mean any specified Term Loan funded pursuant thereto.

         1.164 "Term Loan Aggregate Commitment" shall mean Seventy Million Dollars ($70,000,000) as reduced from time to time pursuant to Section 4.9A hereof by the Dollar Amount or the Current Dollar Equivalent, as the case may be, of each Term Loan funded from time to time hereunder as of the date of the funding of each such Term Loan.

         1.165 "Term Loan Funding Period" shall mean (a) with respect to the Japanese Term Loan, a period commencing on the date hereof and ending ninety (90) days following the date of this Agreement and (b) with respect to each of the other Term Loans, a period commencing thirty (30) days following the date hereof, and ending on July 26, 1998.

         1.166 "Term Loan Maturity Date" shall mean a maturity date for a Term Loan selected by the Company or the applicable Permitted Borrower pursuant to Section 4.9A hereof, not less than two years from the date of funding of such Term Loan and not more than seven years from the date of this Agreement; provided, however, that the Japanese Term Loan shall have a maturity date three years from the date of funding of such loan.

         1.167 "Term Loan Permitted Amortization Schedule" shall mean the amortization schedule selected by Company or the applicable Permitted Borrower for a specified Term Loan based on equal annual installments of principal sufficient to pay and discharge the full initial amount of the Term Loan over the stated term of such loan (without regard to any principal reductions resulting from Excess Cash Flow), commencing on the first anniversary date of the funding of such loan and continuing on each anniversary date thereof to and including the applicable Term Loan Maturity Date; provided however that Company or the applicable Permitted Borrower, in establishing the applicable amortization schedule, may elect to make payments of interest only during the first two years of the term of any such loan (or any portion thereof), in which event principal amortization will be required in equal annual installments sufficient to pay and discharge in full the initial amount of the applicable Term Loan over the remaining term of the loan commencing on the first anniversary date of the expiration of the interest-only period and continuing on each anniversary date thereof to and including the applicable Term Loan Maturity Date; and provided further that for each Term Loan with a Maturity Date of two years or less from the date of funding thereof, no principal amortization will be required during the stated term of the loan and (if no amortization is provided) the entire outstanding principal balance shall be due and payable on the applicable Term Loan Maturity Date.

         1.168 "Term Loan Initial Request" shall mean a request for the initial funding of a Term Loan submitted by the Company or the applicable Permitted Borrower to the Agent under Section 4.9A of this Agreement in the form annexed hereto as Exhibit "I".

         1.169 "Term Loan Rate Request" shall mean a request for the refunding or conversion of any Advance of a Term Loan, other than any Advance carried at the Fixed Rate, submitted by Company or the applicable Permitted Borrower under Section 4.9B of this Agreement in the form annexed hereto as Exhibit "J".

         1.170 "Term Loan Request" shall mean a Term Loan Initial Request or a Term Loan Rate Request, or both such requests, as the context may indicate.

         1.171      "Term Notes" shall mean the term notes described in Section
4.1 hereof, made by Company or a Permitted Borrower to each of the Banks in the form annexed to this Agreement as Exhibit "H-1" or "H-2", as the case may be, as such notes may be amended, renewed, replaced, extended or supplemented from time to time.

         1.172 "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Michigan.

         1.173 "Walbro Automotive" shall mean Walbro Automotive Corporation, a Delaware corporation.

         1.174 "Walbro Engine Management" shall mean Walbro Engine Management Corporation, a Delaware corporation.

         1.175 "Walbro Belgium" shall mean Walbro Automotive N.V., a Belgium corporation.

         1.176 "Walbro England" shall mean Walbro Automotive Limited, an English corporation.

         1.177 "Walbro France" shall mean Dynoplast S.A., a French corporation, whose name is to be changed, concurrently with the Dyno
Acquisition, to          [Reserved]             .
               ---------------------------------

         1.178 "Walbro Germany" shall mean Walbro Automotive GmbH, a German corporation.

         1.179 "Walbro Japan" shall mean Walbro Japan, Inc. [K.K.], a Japanese corporation.

         1.180 "Walbro Netherlands" shall mean Walbro Automotive N.V., a Dutch corporation.

         1.181 "Walbro Spain" shall mean Dynoplast S.A., a Spanish corporation, whose name is to be changed, concurrently with the Dyno
Acquisition, to          [Reserved]             .
               ---------------------------------

         1.182 "Whitehead" shall mean Whitehead Engineered Products, Inc., a Delaware Corporation.

         1.183 "Yield Maintenance Payment" shall mean the yield maintenance payment required to be paid by the Company under Section 4.12(b) hereof in connection with any prepayment of the Term Loan following the Company's or a Permitted Borrower's Fixed Rate Election hereunder.

         2.      REVOLVING CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding each Bank's Percentage of the Revolving Credit Aggregate Commitment. Except as provided in Section 2.12, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.11 hereof. All of the Advances of the Revolving Credit hereunder shall be evidenced by Revolving Credit Notes made by Company or the Permitted Borrowers to each of the Banks in the form attached hereto as Exhibit "B-1" or "B-2", as the case may be, subject to the terms and conditions of this Agreement. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                 (a) A Permitted Borrower shall not be entitled to request an Advance of the Revolving Credit hereunder until it has executed and delivered to the Banks, as aforesaid, the Revolving Credit Notes, accompanied by authority documents, legal opinions and other supporting documents as required hereunder.

                 (b) None of the Permitted Borrowers shall be entitled to request or maintain (or, in the case of any Eurocurrency-based Advance, maintain beyond any applicable Interest Period then in effect) an Advance of the Revolving Credit hereunder if it ceases to be a 100% Subsidiary of the Company.

                 (c) The maximum aggregate amount of Advances of the Revolving Credit available to each of the Permitted Borrowers at any time hereunder, using the Current Dollar Equivalent of any Advances outstanding in any Alternative Currency (determined and tested pursuant to and in accordance with Section 2.14 hereof), shall not exceed the Sublimit applicable to such Permitted Borrower.

         2.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance of Indebtedness evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

         2.3 Requests for and Refundings and Conversions of Advances. Company or a Permitted Borrower may request an Advance, refund any Advance in the same type of Advance or convert any Advance to any other type of Advance only after delivery to Agent of a Request for Advance executed by an authorized officer of Company or of such Permitted Borrower, subject to the following and to the remaining provisions hereof:

                 (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit "A", including without limitation:

                     (i) the proposed date of such Advance, which must be a Business Day;

                    (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

                    (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                    (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                 (b) each such Request for Advance shall be delivered to Agent by 12:00 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                 (c) the principal amount (or Dollar Amount of the principal amount, if such Advance of the Revolving Credit is being funded in an Alternative Currency) of such requested Advance, plus the principal amount of all other Advances of the Revolving Credit then outstanding hereunder, whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative

         Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate principal amount of all Swing Line Advances hereunder (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency) plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency) and the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) shall not exceed the Revolving Credit Aggregate Commitment; provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance, the aggregate principal amount of Swing Line Advances to be refunded shall not be included for purposes of calculating the limitation under this Section 2.3(c);

                 (d) in the case of each of the Permitted Borrowers, the principal amount of the requested Advance of the Revolving Credit (determined as aforesaid), plus the aggregate principal amount of any other Advances of the Revolving Credit and of any Swing Line Advances then outstanding to such Permitted Borrower hereunder (determined as aforesaid), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance for the account of such Permitted Borrower hereunder and the aggregate face amount of Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower hereunder, plus the aggregate principal amount of any Term Loans then outstanding to such Permitted Borrower (determined as aforesaid) shall not exceed the applicable Sublimit;

                 (e) the principal amount of such requested Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Three Million Dollars ($3,000,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Million Dollars

         ($1,000,000), or the equivalent thereof in the Applicable Alternative Currency), and at any one time there shall not be in effect more than
         (x) for Advances in Dollars, eight (8) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency (other than eurodollars), four (4) Applicable Interest Rates and Interest Periods for each such currency;

                 (f) a Request for Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

                 (g) each Request for Advance shall constitute and include a certification by the Company and the applicable Permitted Borrower as of the date thereof that:

                        (i) both before and after such Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

                       (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                      (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                       (iv) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                        (v) the execution of the Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

         2.4     Disbursement of Advances.

                 (a) Upon receiving any Request for Advance from Company or a Permitted Borrower under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                        (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                       (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                 (b) Subject to submission of an executed Request for Advance by Company or a Permitted Borrower without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                        (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

                       (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

                 (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and the applicable Permitted Borrower, and Company and the applicable Permitted Borrower, shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company, as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or the applicable Permitted Borrower to the date such amount is recovered by Agent, at a rate per annum equal to:

                        (i) in the case of such Bank, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                       (ii) in the case of Company or any of the Permitted Borrowers, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

         2.5     (a)       Swing Line Advances. The Swing Line Bank shall, on
the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to Company or any of the

Permitted Borrowers (provided that any such Permitted Borrower has executed a Swing Line Note and Revolving Credit Notes in compliance with this Agreement) from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any such Advances outstanding in Dollars and the Current Dollar Equivalent of any such Advances outstanding in Alternative Currencies, not to exceed at any time outstanding the Swing Line Maximum Amount. All Swing Line Advances shall be evidenced by the Swing Line Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company or the applicable Permitted Borrower on the last day of the Interest Period applicable thereto, if any. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

                 (b) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error; provided, however, that any failure by the Agent to record any such information shall not relieve Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                 (c) Requests for Swing Line Advances. Company or a Permitted Borrower may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by an authorized officer of Company or such Permitted Borrower, subject to the following and to the remaining provisions hereof:

              (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance form annexed hereto as Exhibit "F", including without limitation:

                    (A) the proposed date of such Swing Line Advance, which must be a Business Day;

                    (B) whether such Swing Line Advance is to be a Prime-based Advance, Eurocurrency-based Advance or a Quoted Rate Advance; and

                        (C) except in the case of a Prime-based Advance, the duration of the Interest Period applicable thereto; and

                        (D) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

            (ii) the principal amount (or Dollar Amount of the principal amount, if such Advance is being funded in an Alternative Currency) of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances and all Advances of the Revolving Credit then outstanding hereunder (including any Revolving Credit Advances requested to be made on such date) whether to Company or to any of the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), and the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the Requested Swing Line Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency) and the aggregate face amount of Letters of Credit required but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) shall not exceed the Revolving Credit Aggregate Commitment;

             (iii) in the case of each of the Permitted Borrowers, the principal amount of the requested Swing Line Advance to the applicable Permitted Borrower (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all Advances of the Revolving Credit then outstanding to such Permitted Borrower hereunder (including any Revolving Credit Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the account of such Permitted Borrower hereunder, plus the aggregate face amount of any Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower plus the aggregate principal amount of any Term Loans then outstanding to such Permitted Borrower (determined as aforesaid) shall not exceed the applicable Sublimit;

             (iv) the principal amount of such Swing Line Advance, plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a

Prime-based Advance at least Five Hundred Thousand Dollars ($500,000) and (ii) in the case of a Quoted Rate Advance or a Eurocurrency-based Advance at least Five Hundred Thousand Dollars ($500,000), or the equivalent thereof in an Alternative Currency (or a larger integral multiple of Five Hundred Thousand Dollars ($500,000), or the equivalent thereof in the Applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, three (3) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency (other than eurodollars), one
(1) Applicable Interest Rates and Interest Periods for each such currency;

              (v) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank (x) for each Advance in Dollars, by 2:00 p.m. (Detroit time) on the proposed date of the Advance and (y) for each Advance in any Alternative Currency, by 12:00 noon (Detroit time) two Business Days prior to the proposed date of Advance;

             (vi) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall not be revocable by Company or the Permitted Borrowers, and shall constitute and include a certification by the Company and the applicable Permitted Borrower as of the date thereof that:

                        (A) both before and after such Swing Line Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the Loan Documents, are valid, binding and enforceable obligations of the Company and the Permitted Borrowers;

                        (B) all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);

                        (C) both before and after the making of such Swing Line Advance, there is no Default or Event of Default in existence; and

                        (D) both before and after such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Swing Line Advance received hereunder.

                 (d) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company or a Permitted Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company or the applicable

Permitted Borrower the amount so requested, in like funds and currencies, not later than:

                        (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or the applicable Permitted Borrower maintained with Agent or to such other account or third party as Company or the Permitted Borrower may reasonably direct; and

                       (ii) for Eurocurrency-based advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or the Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct.

Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

                 (e) Refunding of or Participation Interest in Swing Line Advances.

                        (i) The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to each of Company and the Permitted Borrowers, for each Permitted Currency in which Swing Line Advances are outstanding to such party, in an amount (in the applicable Permitted Currency, determined in accordance with Section 2.11(b) hereof) equal to such Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding in each Permitted Currency to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided that at any time as there shall be a Swing Line Advance outstanding for more than thirty days, the Agent shall, on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Bank (including the Swing Line Bank) to make an Advance of the Revolving Credit in an amount equal to such Bank's Percentage of the principal amount of such outstanding Swing Line Advance. In the case of each Refunded Swing Line Advance outstanding in Dollars, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In the case of each Refunded Swing Line Advance outstanding in any Alternative Currency, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be an Advance in the applicable Alternative Currency, with an Interest Period of one month (or any lesser number of days selected by Agent in consultation with the Banks). Unless any of the events described in Section 10.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied, each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, and, in the case of any Eurocurrency-based Advance, prior to 2:00 p.m. Detroit time on the second Business Day following the date such notice is given, in each case in immediately available funds in the applicable Permitted Currency. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 11.1 hereof.

                       (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 10.1(j) hereof shall have occurred, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank within the time periods specified in section 2.5(d)(i) and (ii), above, as the case may be, shall immediately transfer to the Agent, in immediately available funds in the applicable Permitted Currency of such Swing Line Advance, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a participation certificate evidencing such participation.

                      (iii) Each Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) above shall, except in respect of any Swing Line Advance made by the Swing Line Bank following receipt by Agent from such Bank of a written notice of the type described in Section 13.13, below, captioned "Notice of Default" and specifically stating that such Bank does not intend to refund or participate in future Swing Line Advances on the basis of such Default or Event of Default, be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company, the Permitted Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company, any Permitted Borrower or any other Person; (iv) any breach of this Agreement by the Company, any Permitted Borrower or any other Person; (v) any inability of the Company or the Permitted Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Alternate Base Rate thereafter for Advances in Dollars and, for Eurocurrency-based Advances, Agent's marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount.

         2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds (a) with respect to Swing Line Advances, monthly commencing on September 1, 1995, and on the first day of each month thereafter, and (b) with respect to Advances of the Revolving Credit, quarterly commencing on October 1, 1995, and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.7 Eurocurrency-based and Quoted Rate Interest Payments. Interest on each 1 month, 2 month and 3 month Eurocurrency- based Advance of the Revolving Credit and all Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest
Period applicable thereto. Interest shall be payable on each 6 month Eurocurrency-based Advance outstanding from time to time, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate and the Quoted Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 Interest on Default. In the event and so long as any Event of Default shall exist, interest shall be payable daily on all Advances of the Revolving Credit and all Swing Line Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances thereof from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%), and, with respect to Eurocurrency-based Advances or Quoted Rate Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be presumed to be correct, absent demonstrable error, on a daily basis, equal to two percent (2%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to two percent (2%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance or Quoted Rate Advance.

         2.10 Prepayment. (a) Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime- based Advance(s) under the Revolving Credit Notes at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding shall be at least Three Million Dollars ($3,000,000). Company or the applicable Permitted Borrower may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the equivalent thereof in an Alternative Currency, and the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Five Million

Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency.

                 (b) Company may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime- based Rate at any time, provided that the amount of any partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000) and the aggregate balance of such Swing Line Advances remaining outstanding shall be at least Five Hundred Thousand Dollars ($500,000). Company may prepay all or part of any Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate (subject to not less than three
(3) Business Days' notice to Swing Line Bank and Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial payment shall be at least Five Hundred Thousand Dollars ($500,000), or the equivalent thereof in any Alternative Currency, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least Five Hundred Thousand Dollars ($500,000), or the equivalent thereof in any Alternative Currency.

                 (c) Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of any Advance of the Revolving Credit or any Swing Line Advance shall be subject to
Section 12.1, hereof, but otherwise without premium, penalty or prejudice.

         2.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                 (a) an Advance of the Revolving Credit or a Swing Line Advance is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                 (b) an existing Advance of the Revolving Credit or a Swing Line Advance denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                 (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately (11:00 a.m.) (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency

Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                 (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         2.12 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance of the Revolving Credit, or any Swing Line Advance carried at the Eurocurrency-based Rate or the Quoted Rate, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 hereof with respect to the refunding or conversion of such Advance, or, subject to Section 2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance or a Quoted Rate Advance shall, upon the election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company, the Permitted Borrowers and each of the Banks of said action. If a Eurocurrency-based Advance or a Quoted Rate Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance or Quoted Rate Advance at such time and the Agent and the Banks shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.14. The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Banks on demand for any costs incurred by the Agent or any of the Banks, as applicable, resulting from the conversion pursuant to this Section
2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         2.13 Revolving Credit Commitment Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Revolving Credit Commitment Fee equal to the sum of:

                 (a) the Applicable Fee Percentage per annum times the daily average amount by which the Revolving Credit Aggregate Commitment then in effect hereunder exceeds the Dollar Amount of the principal amount outstanding from time to time under the Revolving Credit, plus the aggregate daily amount of Swing Line Advances outstanding from time to time hereunder, plus the aggregate undrawn portion of any Letters of Credit outstanding from time to time hereunder (using the Current Dollar Equivalent of any such Letters of Credit denominated in any Alternative Currency), determined, with respect to each outstanding Advance in an Alternative Currency, as of the last day of each Interest Period and with respect to each Letter of Credit denominated in an Alternative Currency, on the last day of each calendar month (but otherwise computed on a daily basis); and

                 (b) the Applicable Fee Percentage per annum, times the Revolving Credit Designated Unused Portion in effect under Section 2.16 hereof during such period, calculated on a daily basis.

The Revolving Credit Commitment Fee shall be payable quarterly in arrears commencing on October 1, 1995 (in respect of the prior calendar quarter), and on the first day of each calendar quarter thereafter and at the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fee shall not be refundable under any circumstances.

         2.14 Currency Appreciation; Sublimits; Mandatory Reduction of Indebtedness. (a) If at any time and for any reason, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, plus the aggregate principal amount of Swing Line Advances outstanding hereunder as of such time, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) as of such time exceeds the Revolving Credit Aggregate Commitment (as used in this subparagraph (a), the "Excess"), the Company and the Permitted Borrowers shall:

                        (i) immediately (x) repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or (y) reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of such Excess, and/or (z) activate any portion of the Revolving Credit Designated Unused Portion available to be activated under Section 2.17 hereof, if any, in compliance with said Section 2.17, to the extent of such Excess, in each case to the extent thereof; and

                        (ii) on the last day of each Interest Period of any Eurocurrency-based Advance or Quoted Rate Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable Permitted Borrower in respect of such Advances, by the Amount in Dollars or the applicable Alternative Currency, as the case may be, of such Excess, to the extent thereof.

Compliance with this Section 2.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the Revolving Credit Aggregate Commitment then in effect) equal or exceed Five Million Dollars ($5,000,000), compliance with this Section 2.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances or Letters of Credit denominated in Alternative Currencies (and one hundred percent (100%) of any Advances or Letters of Credit denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

                 (b) If at any time and for any reason with respect to a Permitted Borrower the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit, all Swing Line Advances, the aggregate undrawn portion of any Letters of Credit, the unreimbursed amount of any draws under any Letters of Credit and the aggregate principal amount of any Term Loans hereunder to or for the account of such Permitted Borrower denominated in Dollars and ninety-five percent (95%) of the aggregate Current Dollar Equivalent of all such Advances, Letters of Credit (including unreimbursed draws) and Term Loans hereunder to or for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the Sublimit applicable to such Permitted Borrower, the applicable Permitted Borrower shall (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such excess, to the extent thereof; and (ii) on the last day of each Interest Period of any Eurocurrency-based Advance or Quoted Rate Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the applicable Permitted Borrower in respect of such Advances, by the Amount in Dollars or the applicable Alternative Currency, as the case may be, of such excess, to the extent thereof. Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 2.14(b) shall be tested as of the last day of each calendar quarter. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         2.15 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that the Revolving Credit Designated Unused Portion then in effect is zero (0), the Company may, upon at least twenty (20) Business Days' prior written notice to Agent (except in the case of a request submitted pursuant to Section 4.9A hereof, in which event only five (5) Business Days prior written notice shall be required), permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in an aggregate amount equal to at least Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Notes, plus the aggregate amount of outstanding Letters of Credit, exceeds the amount of the Revolving Credit Maximum Amount, taking into account the aforesaid reductions thereof, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of a Eurocurrency-based Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance and (v) no reduction shall reduce the amount of the Revolving Credit Maximum Amount to an amount which is less than the sum of the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Maximum Amount and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Maximum Amount hereunder shall reduce each Bank's portion thereof proportionately (based upon the applicable Percentages), shall automatically reduce the maximum amount thereof which may be designated as the Revolving Credit Designated Unused Portion (except in the case of requests for reductions submitted pursuant to Section 4.9A hereof, which shall be governed by Section 2.14 hereof) and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency- based Advances of the Revolving Credit, next to Swing Line Advances carried at the Eurocurrency-based Rate and then to Swing Line Advances carried at the Quoted Rate.

         2.16 Revolving Credit Designated Unused Portion. The Company may at any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, subject to any prior activations of the Revolving Credit Designated Unused Portion which shall remain in effect for a period of not less than one hundred eighty (180) days in accordance with Section 2.17 hereof, designate a portion of the Revolving Credit Aggregate Commitment not exceeding Forty Million Dollars ($40,000,000) at any time in the aggregate so designated (or such lesser amount resulting from the application of Section
2.15 hereof), as not presently available for borrowing hereunder, provided that
(i) each such designation shall be in an aggregate amount equal to at least Ten Million Dollars ($10,000,000) or a larger One Million Dollar ($1,000,000) integral multiple thereof; (ii) each such designation shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such designation; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of the Revolving Credit, then outstanding, plus the aggregate principal amount of Swing Line Advances then outstanding, plus the aggregate amount of any outstanding Letters of Credit (using the Dollar Amount of any such Advances or Letters of Credit denominated in Dollars and the Current Dollar Equivalent of such Advances or Letter of Credit denominated in any Alternative Currency), exceeds the amount of the Revolving Credit Aggregate Commitment, taking into account the aforesaid designation under this Section 2.16, together with interest thereon to the date of prepayment; (iv) if the designation under this
Section 2.16 requires the prepayment of a Eurocurrency-based Advance or Quoted Rate Advance, such designation may be effective only on the last Business Day of the then current Interest Period applicable to such Advance and (v) no such designation shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the sum of the aggregate undrawn amount (determined as aforesaid) of any Letters of Credit outstanding at such time. The Revolving Credit Aggregate Commitment shall be reduced by the aggregate amount so designated under this Section 2.16 as the Revolving Credit Designated Unused Portion, upon the effective date of each such designation.

         2.17 Activation of Designated Unused Portion. Provided that no Default or Event of Default has occurred and is continuing, Company may, upon not less than five (5) Business Days' prior written notice to the Agent (except for any activation under Section 2.14(a)(i) hereof, which shall be effective upon Agent's receipt of written notice thereof) elect to activate all or any part of the

Revolving Credit Designated Unused Portion, provided that on or before the requested date for activation, Company shall pay to the Agent, for distribution to the Banks based on their respective Percentages, an Activation Fee in the amount of the Applicable Fee Percentage times that portion of the Revolving Credit Designated Unused Portion thereby activated. Each activation of the Revolving Credit Designated Unused Portion hereunder shall remain in effect (and shall not be reduced by a subsequent designation under Section 2.16 hereof) for a period of not less than 180 consecutive days. Upon the effectiveness of any activation of the Revolving Credit Designated Unused Portion under this Section 2.17, the Revolving Credit Designated Unused Portion shall decrease by the amount so activated and the Revolving Credit Aggregate Commitment shall increase by the amount so activated.

         2.18 Extension of Revolving Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank) prior to May 28th, but not before April 28th, of each year (commencing with calendar year 1998), request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than forty-five (45) calendar days following the date of its receipt of the Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company and the Banks that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request within forty-five (45) calendar days of the date of Agent's receipt of the Request, then (x) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.18) and (z) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company and the Banks thereof.

         2.19 Application of Advances. Advances of the Revolving Credit and Swing Line Advances shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company and the Permitted Borrowers.

         3.      LETTERS OF CREDIT.

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent may through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may require, issue standby or documentary Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) and, other than any Special Purpose Letter of Credit, shall have an expiration date not later than one (1) year from its date of issuance; provided that each Letter of Credit (including any renewal thereof, and any Special Purpose Letter of Credit) shall expire not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to applicable provisions of U.S. law and regulations, including without limitation, the Trading With the Enemy Act, Export Administration Act, International Emergency Economic Powers Act, and the Regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury.

         3.2A    Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

                 (a) the face amount of the Letter of Credit requested (based on the Dollar Amount of the undrawn portion of any Letter of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letter of Credit denominated in any Alternative Currency), plus the undrawn portion of all other outstanding Letters of Credit (determined as aforesaid), does not exceed the Letter of Credit Maximum Amount;

                 (b) the face amount of the Letter of Credit requested, plus the aggregate undrawn portion of all other outstanding Letters of Credit (in each case determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative

                           Currency), plus the aggregate principal amount of all Advances outstanding under the Revolving Credit Notes and the Swing Line Notes, including any Advances requested to be made on such date (determined on the basis of the Current Dollar Equivalent of any Advances denominated in any Alternative Currency, and the Dollar Amount of any Advances in Dollars), do not exceed the then applicable Revolving Credit Aggregate Commitment;

                 (c) whenever the Account Party is a Permitted Borrower, the face amount of the Letter of Credit requested by such Permitted Borrower, plus the aggregate undrawn portion of all other outstanding Letters of Credit issued for the account of such Permitted Borrower (in each case determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, plus the aggregate principal amount of all Advances outstanding under the Revolving Credit Notes and the Swingline Notes to such Permitted Borrower, including any Advances requested to be made on such date (in each case determined as aforesaid), plus the aggregate principal amount of all Term Loans outstanding hereunder in the name of such Permitted Borrower (determined as aforesaid) do not exceed the Sublimit applicable to such Permitted Borrower;

                 (d) the obligations of Company and the Permitted Borrowers set forth in this Agreement and the Loan Documents are valid, binding and enforceable obligations of Company and the valid, binding and enforceable nature of this Agreement and the Loan Documents has not been disputed by Company or the Permitted Borrowers;

                 (e) the representations and warranties contained in this Agreement and the Loan Documents are true in all material respects as if made on such date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                 (f) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of Company or the Permitted Borrowers;

                 (g) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent and its Issuing Office;

                 (h) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                 (i) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                 (j) Agent shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2(A) (a) through (f). The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.2B    Special Purpose Letters of Credit. Notwithstanding anything herein to the contrary, in connection with the requested issuance of any Special Purpose Letter of Credit, the Agent shall be entitled to impose such additional conditions to issuance as it may in its sole discretion require.

         3.3 Notice. Agent shall give notice, substantially in the form attached as Exhibit "G", to each Bank of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Banks in accordance with the Percentages, Letter of Credit Fees as follows:

                 (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Dollar Amount of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of any Letters of Credit denominated in any Alternative Currency) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 5.1 to this Agreement), inclusive of the facing fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be retained by Agent under Section 3.5 hereof.

                 (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Agent or the Banks or (ii) impose on Agent or the Banks any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Agent or the Banks of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Agent or such Bank, as the case may be, the Company shall, within ten days following demand for payment, pay to Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, additional amounts which shall be sufficient to compensate the Agent or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, submitted to the

Company, shall be rebuttably presumptive evidence, absent demonstrable error, as to the amount thereof.

                 (c) All payments by the Company or any Permitted Borrower to the Agent or the Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Agent's Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company and the Permitted Borrowers by the Agent. The aforesaid fees shall be nonrefundable under all circumstances, shall be payable annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Issuance Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees (including a letter of credit facing fee of one-eighth of one percentage point (1/8%) to be retained by Agent for its own account), the Company and the applicable Account Party shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Agent's Issuing office in effect from time to time.

         3.6     Draws and Demands for Payment Under Letters of Credit.

                 (a) The Company and each applicable Account Party agrees to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company or the applicable Account Party, and the Company or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance and, with respect to Letters of Credit denominated in any Alternative Currency, a Eurocurrency-based Advance in the applicable Alternative Currency with an Interest Period of one month (or, if unavailable, such other Interest Period as selected by Agent in its sole discretion) in each case for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance or Eurocurrency Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Company or the applicable Account Party under this Section 3.6 shall be deemed satisfied.

         (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

         (c) Upon issuance by the Agent of each Letter of Credit hereunder, each Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored, shall make its Percentage share of the amount paid by the Agent, and not reimbursed by the Company or applicable Account Party on such day, available in the applicable Permitted Currency and an immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Agent. The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent.

         (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent or the Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                 (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                 (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                 (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                 (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                 (f) Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party; or

                 (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in
Section 3.6.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent or any Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

         3.8 Risk Under Letters of Credit. (a) In assigning and the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                 (b) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 13.3 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

                 (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledge that they have made and will continue to make their own evaluations of

Company's and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

                 (d) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage share of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:
(i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Company and Account Parties shall not be required to indemnify the Banks and the Agent and such other persons, and the Banks shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.





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
         (b) It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         3.10 Right of Reimbursement. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with its respective Percentage, for (i) the out-of-pocket costs and expenses of the Agent to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent solely as a result of Agent's gross negligence or willful misconduct.

         4.      TERM LOANS

         4.1 Commitment. Subject to the terms and conditions of this Agreement, each Bank, severally and for itself alone, agrees from and after the date hereof through the expiration of the Term Loan Funding Period to advance to the Company or to any Permitted Borrower, in a single Advance for each such loan in Dollars or any Alternative Currency (determined on the basis set forth in Section 4.9A hereof), sums not to exceed in the aggregate for each such Bank an amount equal to such Bank's respective Percentage of each Term Loan funded pursuant to Section 4.9A hereof; provided, however, that the aggregate Term Loans funded under this Agreement, determined as set forth in Section 4.9A hereof, shall not exceed the Term Loan Aggregate Commitment. Upon the expiration of the Term Loan Funding Period, the Banks' respective commitments to make additional Term Loans hereunder shall expire and be of no further force and effect. Each of the Term Loans funded under this Section 4.1 shall be evidenced by Term Notes to be executed and delivered by Company or the applicable Permitted Borrower to each of the Banks, substantially in the form attached hereto as Exhibit "H-1" or "H-2", as applicable, with appropriate insertions acceptable to the Agent and the Banks in form and substance, and in the face amount of each Bank's Percentage of the applicable Term Loan to be funded by the Banks hereunder.

         4.2 Repayment of Principal. Until the applicable Term Loan Maturity Date (as selected by the Company or the applicable Permitted Borrower hereunder), when the entire unpaid principal balance of the applicable Term Loan and all accrued interest and other sums outstanding thereon shall be paid in full in Dollars or the applicable Alternative Currency (subject to the terms hereof), the principal Indebtedness evidenced by each Term Loan shall be repaid (irrespective of and in addition to any principal payments based on Excess Cash Flow required hereunder or any optional prepayments hereunder), in Dollars or the Applicable Alternative Currency, as the case may be, in accordance with the Term Loan Permitted Amortization Schedule selected by the Company or the applicable Permitted Borrower for such Term Loan under Section 4.9A hereof.
The applicable Term Loan Maturity Date and the Term Loan Permitted Amortization Schedule selected for such Term Loan under Section 4.9A hereof shall be set forth in the Term Notes executed for such Term Loan. There shall be no readvance or reborrowing of any principal reductions of the Term Loans, whether pursuant to this Section 4.2, or consisting of optional prepayments or payments based on Excess Cash Flow or otherwise.

         4.3 Excess Cash Flow Recapture. (a) Subject to the terms and conditions hereof, the Term Loans shall be subject to additional required principal reductions in the amount of fifty percent (50%) of Excess Cash Flow, to be applied pro rata to the Term Notes issued by the Company and the Permitted Borrowers (based on the principal amounts outstanding under such Notes at the time any such payments are made hereunder, using the Current Dollar Equivalent of the outstanding principal balances of any Term Loans denominated in any Alternative Currency), payable in Dollars or the applicable Alternative Currency in respect of each calendar year (or portion thereof) beginning with calendar year 1997 and continuing so long as this Agreement remains in effect, on the earlier of (i) the respective dates of Company's delivery of financial statements for such calendar years under Section 8.3(b) hereof or (ii) May 31st of the succeeding year, as applicable, commencing on May 31, 1998 and on each May 31st thereafter until the Term Loans have been irrevocably paid and discharged in full.

                 (b) If the Applicable Interest Rate for any Term Loan then in effect is the Fixed Rate, principal reductions based on Excess Cash Flow otherwise required under this Section 4.3 shall be applied (in the manner set forth above) first, against those Term Loans, if any, for which the Fixed Rate has not been selected. To the extent Excess Cash Flow remains after such principal reductions, such Excess Cash Flow shall be applied against the remaining Term Loans carried at the Fixed Rate, in the manner set forth above and subject to the payment of a Yield Maintenance Payment in respect of each such Term Loan so prepaid, in the amount required under Section 4.12(b); provided, however, that Company may elect, so long as no Default or Event of Default has occurred and is continuing hereunder, to deposit such Excess Cash Flow into a cash collateral account to be held by Agent for and on behalf of the Banks (which may be an interest bearing account, with interest earnings to be available to Company so long as no Default or Event of Default has occurred and is continuing) on such terms and conditions as acceptable to Agent and the Majority Banks, in their reasonable discretion. Subject to the terms and conditions of the cash collateral account so maintained, such sums on deposit therein shall be held in the cash collateral account until no Term Loans are outstanding under this Agreement.

Principal reductions based on Excess Cash Flow shall be in addition to scheduled principal payments under Section 3.2 hereof, as the case may be, or any optional prepayments made prior thereto, and shall be applied against principal installments due hereunder in the inverse order of their maturity.

         4.4 Accrual of Interest. Each Advance of Indebtedness evidenced by the Term Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error.

         4.5 Prime-based Interest Payments. Interest on the unpaid balance of each Term Loan which is funded or carried as a Prime-based Advance from time to time shall accrue from the date of such Advance to the Term Loan Maturity Date applicable to such Term Loan (or until refunded, converted or paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter immediately following the calendar quarter in which the Advance under the applicable Term Loan is made, and continuing on the first day of each calendar quarter thereafter until the applicable Term Loan Maturity Date. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         4.6 Eurocurrency-based Interest Payments. Interest on the unpaid balance of each Term Loan which is funded or carried as a 1-month, 2-month and 3-month Eurocurrency-based Advance from time to time shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the

Interest Period applicable thereto. Interest on the unpaid balance of each Term Loan which is funded or carried as a 6-month Eurocurrency-based Advance outstanding from time to time shall be payable in immediately available funds at intervals of 3 months after the first day of the applicable Interest Period, and on the last day of the applicable Interest Period. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360-day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         4.7 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Advance of the Term Loan converted pursuant to Section 4.9B hereof shall be due and payable in full on the date such Advance of the Term Loan is converted.

         4.8 Interest on Default. Subject to Section 4.11(f) hereof with respect to any Fixed Rate Advances, in the event and so long as any Event of Default shall exist under any Term Note or under this Agreement, interest shall be payable daily on all Advances evidenced by the Term Notes from time to time outstanding at a per annum rate equal to the Applicable Interest Rate, plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to any Advances carried in Dollars from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%), and, with respect to any Advances denominated in any Alternative Currency from time to time outstanding under the Term Notes,
(i) at a per annum rate calculated by the Agent, whose determination shall be presumed correct (absent demonstrable error), on a daily basis, equal to two percent (2%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by the Eurocurrency Lending Office, then at a rate per annum equal to two percent (2%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency Advance.

         4.9A    Initial Requests for Funding Term Loans. Company or the
applicable Permitted Borrower may request the funding of a Term Loan only upon delivery to the Agent of a Term Loan Initial Request executed by an authorized officer of Company or the applicable Permitted Borrower not less than ten (10) nor greater than thirty (30) Business Days prior to the proposed date of funding, subject to the following conditions:

         (a) Each such Term Loan Initial Request shall set forth the information required on the form annexed hereto as Exhibit "I", including without limitation:

              (i) whether the borrower will be the Company or an applicable Permitted Borrower (specifying such Permitted Borrower);

             (ii) the proposed date that the applicable Term Loan is to be funded which must be a Business Day;

            (iii) whether such Term Loan is to be funded in Dollars or in an Alternative Currency, and, if in an Alternative Currency, the applicable Alternative Currency;

             (iv) the principal amount of the Term Loan requested to be funded, (A) which amount (except in the case of the Japanese Term Loan) shall not be less than Fifteen Million Dollars ($15,000,000), or the equivalent thereof in an Alternative Currency; and

              (v) subject to the terms and conditions hereof, the proposed Term Loan Maturity Date and the Term Loan Permitted Amortization Schedule for such Term Loan;

         (b) The Dollar Amount or the Current Dollar Equivalent, as the case may be, of the principal amount of the Term Loan requested to be funded, determined as of the date of funding such loan, shall not exceed the lesser of
(i) the then remaining Term Loan Aggregate Commitment, reduced by the Dollar Amount or the Current Dollar Equivalent, as the case may be, of each Term Loan funded prior thereto (determined with respect to each Term Loan on the date of funding thereof) and (ii) the Revolving Credit Maximum Amount as of the date of funding thereof;

         (c) Whenever the borrower under such Term Loan is a Permitted Borrower, the Dollar Amount or the Current Dollar Equivalent (as of the date of funding) of such Term Loan and the aggregate principal amount of any other Term Loans outstanding to such Permitted Borrower, plus the aggregate principal amount of the Advances of the Revolving Credit then outstanding to such Permitted Borrower hereunder (using the current Dollar Equivalent of any such Advances outstanding in any Alternative Currency), plus the aggregate





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
principal amount of all Swing Line Advances then outstanding to such Permitted Borrower hereunder (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency), plus the aggregate undrawn portion of any Letters of Credit which shall then be outstanding for the account of such Permitted Borrower (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency) shall not exceed (in each case, as of the date of funding of such Term Loan) the Sublimit applicable to such Permitted Borrower; and

         (d) Each such Term Loan Initial Request shall be accompanied by the Company's concurrent request for a reduction in the Revolving Credit Maximum Amount in the Dollar Amount or the Current Dollar Equivalent, as the case may be, of the amount of the Term Loan so requested, to be effective, subject to the terms hereof, concurrently with the funding of such Term Loan, and satisfying in every respect the terms and conditions of Section 2.15 hereof (with respect to such reduction) as of the funding of such Term Loan, including without limitation making those reductions of Indebtedness required to be made under said Sections 2.14 and 2.15 hereof; and, if on the date of submission of the Applicable Term Loan Initial Request, the principal amount of all Advances of the Revolving Credit then outstanding hereunder, whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency), plus the aggregate principal amount of all Swing Line Advances hereunder (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency), plus the aggregate undrawn portion of all Letters of Credit which shall then be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion or any Letters of Credit denominated in any Alternative Currency), plus the principal amount of the Term Loan requested to be made (based on the Current Dollar Equivalent thereof if denominated in an Alternative Currency) shall exceed the Revolving Credit Aggregate Commitment then in effect, the Company shall pay to Agent for distribution to the Banks based on their respective Percentages an activation fee in the amount of the Applicable Fee Percentage times the amount of such excess;

         (e) Within three (3) Business Days of receipt from the Company or the applicable Permitted Borrower of a Term Loan Initial Request, Agent shall furnish, or cause to be furnished, to the Company or the applicable Permitted Borrower the proposed forms of Term Notes which have been completed to evidence the applicable Term Loan, incorporating the information supplied by the Company in its Term Loan Initial Request with respect to such Term Loan, including without limitation, the amount and currency of such Term Loan, the applicable Term Loan Maturity Date, and the Term Loan Permitted Amortization Schedule selected by the Company or the





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applicable Permitted Borrower, provided that neither the Agent nor any of the
Banks shall suffer any liability whatsoever in the event such Term Notes are not delivered for execution hereunder; and

         (f) Not later than the close of business five (5) days prior to the proposed date of funding of the Term Loan covered by the Initial Request for Term Loan Funding, Company or the applicable Permitted Borrower shall deliver to the Agent (which shall distribute such documents to the Banks concurrently with the funding of such Term Loan) (i) the aforesaid Term Notes, executed and delivered in compliance with this Agreement (dated as of the proposed date of funding of such Term Loan) accompanied by such other Loan Documents (including without limitation Collateral Documents), corporate authority documentation, opinions of counsel and the like as required hereunder, upon which delivery the Term Loan Initial Request shall no longer be revocable by the Company or the applicable Permitted Borrower and (ii) a Term Loan Rate Request for such Term Loan submitted in accordance with Section 4.9B hereof.

         4.9B    Term Loan Rate Requests; Refundings and Conversions of
Advances. Company may, until the exercise of the Fixed Rate Option, refund any Advance of a Term Loan as an Advance denominated in the same currency with a like Interest Period (or if denominated in Dollars, at the Prime-based Rate) or convert any Advance of a Term Loan to an Advance denominated in the same currency with a different Interest Period, but only after delivery to Agent of a Term Loan Rate Request executed by an authorized officer of Company or the applicable Permitted Borrower (with the countersignature of the Company) and subject to the terms hereof and to the following:

                 (a) each such Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form annexed hereto as Exhibit "J" with respect to such Term Loan, including without limitation:

                        (i) the Permitted Currency in which the applicable Term Loan is denominated;

                       (ii) the proposed date of the refunding or conversion of the Advance, which must be a Business Day;

                      (iii) whether the Advance is a refunding or conversion of an outstanding Advance, provided that refundings and conversions of Advances of any Term Loan may be made only in the Permitted Currency in which the applicable Term Loan was denominated on the initial funding thereof; and

                       (iv) whether such Advance is to be a Prime-based Advance (if the applicable Term Loan is denominated in Dollars) or a
                                  Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto.

                 (b) each such Term Loan Rate Request shall be delivered to Agent by 12 Noon (Detroit time) four (4) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11 a.m. on the proposed date of Advance;

                 (c) the principal amount of such Advance of a Term Loan, plus the amount of any other advance of such Term Loan to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Three Million Dollars ($3,000,000), or the remaining principal balance outstanding under such Term Loan, whichever is less and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000) or the remaining principal balance outstanding under such Term Loan, whichever is less (or the equivalent thereof in the applicable Alternative Currency), or in each case a larger integral multiple of One Million Dollars ($1,000,000);

                 (d) no Advance shall have an Interest Period ending after the Term Loan Maturity Date applicable to such Term Loan, and, notwithstanding any provision hereof to the contrary, Company or the applicable Permitted Borrower shall be required to select Interest Periods for sufficient portions of a Term Loan (or, to the extent denominated in Dollars, maintain sufficient portions thereof as a Prime-based Advance) such that the Company or the applicable Permitted Borrower may make its required principal payments hereunder on a timely basis and otherwise in accordance with Sections 4.2 and 4.3, above;

                 (e) upon completion of the Advance there shall be no more than two (2) Interest Periods and two (2) Applicable Interest Rates (including the Prime-based Rate) with respect to each Term Loan; and

                 (f) a Term Loan Rate Request, once delivered to Agent, shall not be revocable by Company or the applicable Permitted Borrower;

Each selection of an Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be rebuttably presumptive evidence thereof, absent demonstrable error.





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
         4.9C    Term Loan Certifications. Each Term Loan Request shall
constitute and include a certification by the Company or the applicable Permitted Borrower as of the date thereof that:

                 (a) both before and after the Advance so requested, the obligations of the Company and its Subsidiaries set forth in this Agreement and the Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company, its Subsidiaries and the Permitted Borrowers, as the case may be;

                 (b) all conditions to Advances of the applicable Term Loan or Term Loans have been satisfied, and shall remain satisfied to the date of Advance (both before and after giving effect to such Advance);

                 (c) there is no Default or Event of Default in existence, and none will exist upon the making of the applicable Advance (both before and after giving effect to such Advance);

                 (d) the representations and warranties contained in this Agreement and the Loan Documents are true and correct in all material respect and shall be true and correct in all material respects as of the making of the applicable Advance (both before and after giving effect to such Advance); and

                 (e) the execution of the applicable Term Loan Request will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries;

Each Term Loan Request shall be accompanied by such documents, instruments and other materials required hereunder or otherwise necessary to evidence satisfaction of all conditions to the applicable Advance or Advances of a specified Term Loan or Term Loans.

         4.9D    Failure to Refund or Convert.  In the event the Company shall fail with respect to any Advance of a Term Loan (other than a Prime-based Advance) to timely exercise its option to refund or convert such Advance in accordance with this Section 4.9D (and such Advance has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof) the principal amount of such Advance which has not been prepaid shall:

                 (a) in the case of any Advance denominated in Dollars, be automatically converted to a Prime-based Advance; and

                 (b) in the case of any Advance denominated in an Alternative Currency, the next Interest Period shall be fixed by the Agent for the same period as the Interest Period then





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
         in effect for such Advance, or, if applicable, the applicable Term Loan Maturity Date, whichever is the shorter period, provided that Company or the applicable Permitted Borrower will indemnify Agent and each of the Banks against any loss or expense incurred by them (or any of them) pursuant to Section 12.8 hereof.

         4.9E    Limited Availability. Notwithstanding the selection of an
Interest Period under Section 4.9B hereof for an Advance of a Term Loan hereunder, if prior to the last day of any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that deposits of the applicable Alternative Currency will not be available to Agent or the Banks in the amounts and for the term(s) necessary to carry the outstanding principal Indebtedness of the Advance subject to such Interest Period for the next applicable Interest Period, then Agent shall so notify Company or the applicable Permitted Borrower and, subject to the terms hereof, Company or the applicable Permitted Borrower shall immediately select another Interest Period to be applicable as the next Interest Period.

         4.9F    Unavailability. If, prior to the last day of any Interest
Period in respect of an Advance of a Term Loan hereunder, Agent or the Banks (after consultation with Agent) shall determine that by reason of circumstances affecting the foreign exchange and interbank markets, generally, or for any of the reasons set forth in Sections 12.3 or 12.4 hereof, deposits of the applicable Alternative Currency will not be available to Agent and the Banks as of the last day of an applicable Interest Period in the amounts necessary to carry the outstanding principal of the Advances subject to such ending Interest Period in such Alternative Currency for any Interest Period, Agent shall notify the Company or the applicable Permitted Borrower and such Advances shall then be automatically converted to and carried in Dollars, in the Current Dollar Equivalent of the Indebtedness then outstanding, and shall bear interest at the Prime-based Rate, until the first day of the next Interest Period, if any, selected pursuant to Section 4.9G hereof.

         4.9G    Reconversion to Applicable Alternative Currency and
Eurocurrency-based Rate on Re-availability. In the event that, after a conversion of Indebtedness to Dollars pursuant to Section 4.9F hereof, Agent determines that deposits of the applicable Alternative Currency are again available to Agent and the Banks in the amounts necessary to carry the principal Indebtedness under the applicable Term Loan in such Alternative Currency for any Interest Period, Agent shall notify Company of the Interest Period(s) for which such deposits in such Alternative Currency are available and Company or the applicable Permitted Borrower shall immediately select the next Interest Period from among such available Interest Periods, in accordance with Section 4.9B hereof, and the Indebtedness previously converted from such Alternative Currency to





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
Dollars under Section 4.9F hereof shall be reconverted to such Alternative Currency (in the amount of the Current Dollar Equivalent of such Indebtedness), all in accordance with and subject to Section 4.9H hereof, below.

         4.9H    Repayment on Reconversion. In the event that the currency in which any Term Loan is being carried is required to be changed from Dollars to an applicable Alternative Currency under Section 4.9G hereof, as aforesaid, and if the Current Dollar Equivalent of the principal amount of the Indebtedness under the applicable Term Loan outstanding upon such reconversion shall exceed the applicable Alternative Currency Principal Limit determined for such Term Loan, then concurrently with such reconversion, Company shall pay to Agent in immediately available funds, for the ratable benefit of the Banks, an amount in such Alternative Currency sufficient to reduce the then outstanding principal amount of such Term Loan to an amount not greater than the amount of applicable Alternative Currency Principal Limit.

         4.9I    Interest Payments on Conversions and Reconversions.
Notwithstanding anything to the contrary in the preceding Sections, all accrued and unpaid interest on any Indebtedness converted or reconverted pursuant to the foregoing Sections or otherwise, shall be due and payable in full on the date of such conversion or reconversion.

         4.10    Disbursement of Advances.

                 (a) Upon receiving a Term Loan Request from Company or a Permitted Borrower in compliance with Sections 4.9A and/or 4.9B hereof, together with such other documents and instruments required thereunder, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of the Advance. Unless such Bank's commitment to make Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available to Agent the amount of its Percentage of the Advance in immediately available funds in the currency of such Advance, as follows:

                           (i) for Prime-based Advances, at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                          (ii) for Eurocurrency-based Advances or other Advances in any Alternative Currency, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not





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
                                  later than 12 Noon (the time of the Agent's
                                  Correspondent) on the date of such Advance.

                 (b) Subject to receipt of the Term Loan Requests, as applicable, and such other documents and instruments referred to in subparagraph 4.10(a) hereof (without exceptions noted in the compliance certifications therein), Agent shall make available to Company or the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                               (i) for Prime-based Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by deposit to an account of the Company or the applicable Permitted Borrower maintained with Agent, or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct;

                              (ii) for Eurocurrency-based Advances or other Advances denominated in any Alternative Currency, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by deposit to an account of the Company or the applicable
                                           Permitted Borrower, as the case may
                                           be, maintained with Agent's
                                           Correspondent, or to such other
                                           account or third party as Company or
                                           the applicable Permitted Borrower,
                                           as the case may be, may reasonably
                                           direct.

                 (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of the Advance, Agent may assume that such Bank has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Company or the applicable Permitted Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company (and the applicable Permitted Borrower), as the case may be, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or





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
         the applicable Permitted Borrower to the date such amount is recovered by Agent, at a rate per annum equal to:

                               (i)         in the case of such Bank, with
                                           respect to Prime-based Advances, the
                                           Federal Funds Effective Rate, and
                                           with respect to Eurocurrency-based
                                           Advances or other Advances in any
                                           alternative currency, Agent's
                                           aggregate marginal cost (including
                                           the cost of maintaining any required
                                           reserves or deposit insurance and of
                                           any fees, penalties, overdraft
                                           charges or other costs or expenses
                                           incurred by Agent as a result of
                                           such failure to deliver funds
                                           hereunder) of carrying such amount;
                                           and

                              (ii) in the case of Company, the rate of interest then applicable to such Term Loan.

         The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

         4.11 Fixed Rate Election. (a) The Fixed Rate Election shall set forth the information required on the Fixed Rate Election form attached hereto as Exhibit "K" and shall constitute Company's or the applicable Permitted Borrower's certification that the conditions required under subparagraph (c), below, have been satisfied and that Company or the applicable Permitted Borrower is entitled, with respect to a specified Term Loan, to elect the Fixed Rate hereunder;

                 (b) The Fixed Rate Election shall be delivered to Agent by 11:00 a.m. (Detroit time) not less than fourteen (14) nor greater than twenty
(20) Business Days prior to the proposed effective date of such election, and once delivered to Agent by the Company or the applicable Permitted Borrower, shall not be revocable by Company or the applicable Permitted Borrower;

                 (c) In order for the Fixed Rate to become effective, the following conditions shall be satisfied by the Company or the applicable Permitted Borrower (unless waived by the Banks) on or before the proposed effective date of the Fixed Rate Election, and shall remain satisfied on the actual effective date thereof:

                               (i)         The Fixed Rate Election shall be
                                           made only with respect to the entire
                                           outstanding principal balance of a
                                           specified Term Loan, and not with
                                           respect to any particular Advance or
                                           portion of such Term Loan;

                              (ii) Except with respect to a Term Loan carried in its entirety at the Prime-based Rate, the proposed effective date of the Fixed Rate Election (and the actual effective date thereof) shall occur only on the last day of a single Interest Period in which the entire principal balance of the applicable Term Loan (excluding any portion thereof carried at the Prime-based Rate) is then being carried;

                             (iii) All accrued interest outstanding under the specified Term Loan as of the effective date of the Fixed Rate Election has been paid and discharged in full;

                              (iv) Both before and after the effective date of such election, the obligations of Company and the Permitted Borrowers set forth in this Agreement are valid, binding and enforceable obligations of such parties; and

                               (v)         There is no Default or Event of
                                           Default in existence, and none will
                                           exist upon the effective date of
                                           such election (both before and after
                                           giving effect to such Advance).

                 (d) Subject to the foregoing, the Fixed Rate Election shall become effective (and the Fixed Rate shall become the Applicable Interest Rate for the specified Term Loan) on the proposed effective date of the Fixed Rate Election, as designated by the Company or the applicable Permitted Borrower therein, whereupon Agent will notify Company and the Banks promptly of the Fixed Rate thereby established hereunder.

                 (e) Once so elected, the Fixed Rate shall, subject to the terms hereof, remain the Applicable Interest Rate for the specified Term Loan so long as such Term Loan is outstanding hereunder.

                 (f) Interest on each Term Loan accruing at the Fixed Rate shall be payable in immediately available funds quarterly commencing on the last day of the calendar quarter in which the Fixed Rate Election shall have been made by the Company or a Permitted Borrower hereunder, and continuing on the last day of each calendar quarter thereafter until the applicable Term Loan Maturity Date for such Term Loan, shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed. In the event and so long as any Event of Default shall have occurred and be continuing, interest shall be payable daily on each Term Loan from time to time outstanding for which the Applicable Interest Rate is the Fixed Rate at a per annum rate equal to the Fixed Rate, plus three percent (3%).

         4.12 Prepayment. (a) Company or the applicable Permitted Borrower may prepay all or part of the outstanding balance of any Prime-based Advance(s) of a Term Loan at any time (subject to not less than one (1) Business Day's notice to Agent), provided that the amount of any partial prepayment by such party shall be at least One Million Dollars ($1,000,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding on such Term Loan shall be at least Three Million Dollars ($3,000,000). Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment by such party shall be at least One Million Dollars ($1,000,000) (or the equivalent thereof in the applicable Alternative Currency), and the unpaid portion of such Advance which is refunded or converted by such party under Section 4.9B hereof shall be at least Five Million Dollars ($5,000,000), or the equivalent thereof in any Alternative Currency. Any prepayment made in accordance with this Section shall be applied against principal installments due hereunder in the inverse order of their maturities, and shall be without premium or penalty (subject to Section 12 hereof), but there shall be no readvance or reborrowing of any principal reductions of the applicable Term Loan (whether or not such principal reductions constitute prepayments).

         (b) Once the Fixed Rate becomes the applicable Interest Rate for a Term Loan hereunder, at its option and upon not less than five (5) business days prior written notice to Agent, Company or the applicable Permitted Borrower may prepay the principal balance outstanding under such Term Loan in whole or in part, provided that the amount of any partial prepayment by such party shall be at least Five Million Dollars ($5,000,000) or the equivalent thereof in the applicable Alternative Currency and the aggregate principal balance remaining outstanding under such Term Loan shall be at least Five Million Dollars ($5,000,000) or the equivalent thereof in any Alternative Currency, only upon payment to the Agent, for distribution to the Banks pro rata, of a Yield Maintenance Payment in an amount calculated by Agent to make the Banks whole (to the extent of the interest which would have been earned by the Banks but for the occurrence of such prepayment) on the basis of the discounted net present values of the interest payments that would otherwise be payable on the principal amount of the Term Loan being prepaid, after taking into account the amount of interest which would be payable on each interest payment due date if the principal amount being repaid were reinvested at the Current Market Rate (defined below).

         As used herein, "Current Market Rate" shall mean a per annum interest rate equal to one-half percentage point (.5%) above the rate reasonably determined by Agent (based on quotations from established dealers) to be in effect two (2) days prior to the repayment date in the secondary market for United States Treasury Securities of a comparable amount and with a comparable term to maturity as the principal amount being prepaid hereunder. For purposes of computation, the discount rate for each computation will be the Current Market Rate for the relevant principal installment.

Upon any involuntary prepayment of any Term Loan for which the applicable Interest Rate is the Fixed Rate, whether by acceleration, or otherwise, the Company or the applicable Permitted Borrower shall pay to Agent, for distribution to the Banks pro rata, a Yield Maintenance Payment in an amount equal to the Yield Maintenance Payment which would have been due and payable hereunder if the Company or the applicable Permitted Borrower had voluntarily elected to prepay such Term Loan (in an amount equal to such involuntary prepayment) on such date of involuntary prepayment. Any partial prepayments hereunder shall be applied to payments due under the Term Loan in the inverse order of their maturities, and there shall be no readvance or reborrowing of any such principal reductions (whether or not such principal reductions constitute prepayments).

         4.13 Purpose. Term Loans shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company and the Permitted Borrowers or to renew and replace Advances of the Revolving Credit or Swing Line Advances refinanced thereby.

         5.      MARGIN ADJUSTMENTS; HLT DETERMINATION; SPECIAL LIMITATION

         5.1 Margin Adjustments. Adjustments to the Applicable Margin, based on Schedule 5.1, shall be implemented as follows:

                        (i) Such adjustments to the Applicable Margin shall be given prospective effect only, effective (A) as to all Prime-based Advances outstanding hereunder, immediately upon required date of delivery of the financial statements required to be delivered under Section 8.3(b) and 8.3(c) hereof establishing applicability of the appropriate adjustments, if any, and (B) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the required date of delivery of the latest of such financial statements required to be delivered hereunder during such

Interest Period(s), as applicable, in each case with no retroactivity or claw-back.

                       (ii) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon the delivery of quarterly financial statements demonstrating any change in the Funded Debt Ratio, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

         5.2 HLT Determination. In the event at any time of an HLT Determination, the Agent, the Banks and the Company shall commence negotiations in good faith to agree upon whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Determination and to compensate the Banks and Agent for additional costs, expenses and/or fees which result from or are associated with any such HLT Determination, including without limitation any costs resulting from any requirement that additional capital be allocated to the Indebtedness, or any portion thereof. If Company and the Majority Banks agree that fees, interest rates and/or margins should be increased, and agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section 14.11 hereof. If Company and Majority Banks fail to agree on whether and, if so, the extent to which fees, interest rates and/or margins hereunder should be increased within 60 days after notice to Company of an HLT Determination as herein provided, then (i) the Agent shall, if requested by the Majority Banks, by written notice to the Company terminate the commitments of the Banks to fund and/or maintain Advances of the Revolving Credit and Swing Line Advances, and if still outstanding, any commitment to fund Term Loans, and such commitments shall thereupon terminate,
(ii) Company shall be obligated to repay all outstanding Indebtedness at the end of the Interest Period applicable thereto and (iii) the Company may, at its option, on at least ten Business Days' written notice to the Agent (which shall promptly notify the Banks thereof) prepay all Indebtedness outstanding hereunder and under the other Loan Agreements by paying the aggregate principal amount thereof, together, with all accrued interest thereon to the date of prepayment; provided that, if the Company prepays any Fixed Rate Advance or Advances carried at the Eurocurrency-based Rate, the Quoted Rate, or any comparable rate, pursuant to this Section 5.2, Company shall compensate the Banks for any resulting funding losses as provided in Section 12.1 hereof. Subject to compliance by

Company and the Permitted Borrowers with this Section 5.2, the Banks acknowledge that an HLT Determination shall not constitute a Default or an Event of Default hereunder.

         5.3 Special Limitation. In the event, as a result of increases in the value of any of the Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Banks to advance additional funds hereunder (taking into account any other Indebtedness required to be aggregated under 12 USCA 84, as amended, the regulations promulgated thereunder, or other, similar applicable law) is determined by such Bank to exceed its then applicable legal lending limit under 12 USCA 84, as amended, and the regulations promulgated thereunder, or other, similar applicable laws, the amount of additional funds which such Bank shall be obligated to advance hereunder shall immediately be reduced to the maximum amount which such Bank may legally advance (as determined by such Bank), the obligation of each of the remaining Banks hereunder shall be proportionately reduced, based on the applicable Percentages, and, to the extent necessary under such laws and regulations (as determined by each of the Banks, with respect to the applicability of such laws and regulations to itself), the Company shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Indebtedness outstanding hereunder by an amount sufficient to comply with such maximum amounts. Upon any such reduction in the obligations of the Banks under this Section 5.3, Company shall have the right, subject to the terms and conditions of this Agreement (but subsequent to Company's compliance with its obligation to reduce the Indebtedness outstanding hereunder), to add to the Banks providing financing hereunder a bank or banks reasonably acceptable to the Agent for the purpose of restoring the shortfall created by the reduction in such obligations of the Banks.

         6. CONDITIONS. The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Sections 6.1 through 6.14 below shall only apply to the initial Advances or loans hereunder:

         6.1 Execution of Notes, this Agreement and the other Loan Documents. The Company and the Permitted Borrowers, as applicable, shall have executed and delivered to the Agent for the account of each Bank, the Revolving Credit Notes, the Term Notes (if applicable) for each Term Loan then in effect, the Swing Line Notes (solely for the account of the Swing Line Bank) and this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Loan Documents, and, as applicable, such Revolving Credit Notes, Term Notes, Swing Line Notes, this Agreement and the other Loan Documents shall be in full force and effect.

         6.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company and each of the Permitted Borrowers evidencing approval of this Agreement, the Notes and the other Loan Documents to which such Person is a party and authorizing the execution and delivery thereof and the borrowing of Advances hereunder; (ii) (A) certified copies of the Company's and each Guarantor's articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing from the state or other jurisdictions of the Company's incorporation, and from the applicable states of incorporation or other jurisdictions of each of the Permitted Borrowers and the Guarantors and from every state or other jurisdiction in which the Company, each of the Permitted Borrowers or any of the Significant Subsidiaries is qualified to do business, if issued by such jurisdictions, subject to the limitations (as to qualification and authorization to do business) contained in
Section 7.1, hereof.

         6.3 Company Guaranty. As security for all Indebtedness of the Permitted Borrowers to the Banks hereunder and under the other Loan Documents, the Company shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Company Guaranty.

         6.4 Domestic Guaranty. As security for all Indebtedness of the Company and the Permitted Borrowers to the Banks hereunder and under the other Loan Documents, each of the Significant Domestic Subsidiaries shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Domestic Guaranty.

         6.5 Foreign Permitted Borrower Guaranty. As security for all Indebtedness of those Permitted Borrowers which are Foreign Subsidiaries to the Banks hereunder and under the other Loan Documents, each of the Significant Foreign Subsidiaries shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Permitted Borrower Guaranty.

         6.6 Company Collateral Documents. As security for all Indebtedness of Company to the Banks hereunder, Company shall have furnished, executed and delivered to the Collateral Agent, or caused to be furnished, executed and delivered to the Collateral Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to the Collateral Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Company Collateral Documents. In addition, if required or advisable under applicable law to perfect the liens granted thereby, the Collateral Agent shall have received, concurrently with or prior to the making of Advances hereunder, proof that appropriate financing statements, collateral and other documents covering such Collateral have been executed and delivered by the appropriate parties and recorded or filed in such jurisdictions and such other steps have been taken as necessary to perfect the security interests, or other liens granted thereby.

         6.7 Guarantor Collateral Documents. As security for all Indebtedness of Company to the Banks hereunder, each of the Guarantors shall have furnished, executed, and delivered to the Collateral Agent, or caused to be furnished, executed and delivered to the Collateral Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Collateral Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Guarantor Collateral Documents. In addition, if required or advisable under applicable law to perfect the liens granted thereby, the Collateral Agent shall have received, concurrently with the making of Advances hereunder proof that appropriate financing statements, collateral and other documents covering such Collateral have been executed and delivered by the appropriate parties and recorded or filed in such jurisdictions and such other steps have been taken as necessary to perfect the security interests or other liens granted thereby.

         6.8 Representations and Warranties -- All Parties. The representations and warranties made by the Company, the Permitted Borrowers, the Significant Subsidiaries and any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

         6.9 Compliance with Certain Documents and Agreements. The Company, the Permitted Borrowers and the Guarantors (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

         6.10 Opinion of Counsel. The Company, the Permitted Borrowers and the Guarantors shall have furnished Agent prior to the initial Advance under this Agreement with signed copies for each Bank (and addressed to each of the Banks) opinions of counsel given upon the express instructions of the Company, the Permitted Borrowers and the Guarantors, dated the date hereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

         6.11 Intercreditor Agreement and Existing Senior Debt. The Intercreditor Agreement shall have been executed and delivered in form and substance satisfactory to the Banks and Agent providing, among other things, that the liens securing the Existing Senior Debt are in pari passu with the liens securing the Indebtedness, and the Existing Senior Noteholders shall have executed and delivered such acknowledgments, consent and approvals as required to effectuate the transactions contemplated by this Agreement and the other Loan Documents.

         6.12 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions of paragraphs 6.1, 6.8, 6.9 and 6.15(a) through (c) hereof have been fully satisfied.

         6.13 Payment of Agent's and Other Fees. Company shall have paid to the Agent the Closing Fee (for distribution to the Banks hereunder), and to the Agent, the Agent's Fees and all costs and expenses required hereunder.

         6.14 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

         6.15 Continuing Conditions. Subject to the terms hereof, the obligations of the Banks to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Advances of the Revolving Credit, Swing Line Advances or Term Loans hereunder, shall be subject to the following continuing conditions:

                 (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

                 (b) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of the Company and its Subsidiaries, taken as a whole, from December 31, 1994, except changes in the ordinary course of business (including without limitation the information set forth in the Consolidated financial statements of the Company and its Subsidiaries as of December 31, 1994), or any subsequent December 31st, if the Agent determines, with the concurrence of the Majority Banks, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph to the date of the proposed Advance hereunder;

                 (c) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and

                 (d) All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

         7.      REPRESENTATIONS AND WARRANTIES

         Each of the Company and the Permitted Borrowers represents and warrants and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this
Agreement:

         7.1 Corporate Authority. Each of the Company, the Subsidiaries and the Permitted Borrowers is a corporation duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; each of the Company, the Subsidiaries and the Permitted Borrower is duly qualified and authorized to do business as a corporation or foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.2 Due Authorization -- Company. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement, and the issuance of the Notes by the Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's articles of incorporation or bylaws, and, except as have been previously obtained or as referred to in Section 7.15, below, do not require the consent or approval, material to the transactions contemplated by this Agreement, or the Loan Documents, of any governmental body, agency or authority.

         7.3 Due Authorization -- Subsidiaries. Execution, delivery and performance of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by each of the Permitted Borrowers and the Guarantors, and the issuance of the Notes by the Permitted Borrowers and the Guaranties by the Guarantors, are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 7.15, below), do not require the consent or approval, material to the transactions contemplated by this Agreement, or the other Loan Documents, of any governmental body, agency or authority.

         7.4 Title to Property. Each of the Company, the Permitted Borrowers and the Subsidiaries has good and valid title to the property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.

         7.5 Liens. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company, the Permitted Borrowers or any of the Subsidiaries, except for those Liens permitted under Section 9.6 hereof.

         7.6 Subsidiaries. As of the date of this Agreement, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 7.6, attached hereto (on which Schedule are identified, as of the date hereof, the Domestic Subsidiaries and the Foreign Subsidiaries, the Significant Domestic Subsidiaries and the Significant Foreign Subsidiaries and the Guarantors).

         7.7 Taxes. The Company and its Subsidiaries each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained





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
extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP.

         7.8 No Defaults. There exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries or connected with any of the permitted Liens, or of any agreement relating thereto, except where such default could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole and would not constitute a Default or an Event of Default under this Agreement or any of the other Loan Documents according to the terms thereof.

         7.9 Enforceability of Agreement and Loan Documents -- Company. This Agreement, the Notes, the Company Guaranty, each of the other Loan Documents to which the Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly authorized officers of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         7.10 Enforceability of Loan Documents -- Significant Subsidiaries. This Agreement, the Notes, the Guaranties, each of the other Loan Documents to which any of the Permitted Borrowers or the Guarantors is a party, and all certificates, documents and agreements executed in connection herewith or therewith by any of the Permitted Borrowers or the Guarantors have each been duly executed and delivered by duly authorized officers of such parties and constitute the valid and binding obligations of the Permitted Borrowers and the Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         7.11 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the





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terms of any indenture, material agreement or material undertaking to which the
Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents.

         7.12 Non-contravention -- Subsidiaries. The execution, delivery and performance of this Agreement, those other Loan Documents signed by any of the Permitted Borrowers or the Guarantors, and any other documents and instruments required under or in connection with this Agreement by any of the Permitted Borrowers or the Guarantors are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of the Permitted Borrowers or the Guarantors is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transaction contemplated by this Agreement and the other Loan Documents.

         7.13 No Litigation -- Company. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting the Company (other than any suit, action or proceeding in which the Company is the plaintiff and in which no counterclaim or cross-claim against Company has been filed), nor has the Company or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company, except as otherwise disclosed in Schedule 7.13 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, and which suits, if resolved adversely to the Company would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against the Company any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator, nor, to the best knowledge of the Company, is the Company in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.14 No Litigation -- Other Parties. There is no suit, action, proceeding (other than any suit, action or proceeding in which any such party is the plaintiff and in which no counterclaim or cross-claim against any such party has been filed), including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting any of the Subsidiaries or the Permitted Borrowers, nor has any such party or any of its





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officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by such party, except as otherwise disclosed in Schedule 7.14 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, which suits, if resolved adversely to such party, would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against any such party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor, to the best knowledge of the Company, is any such party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.15 Consents, Approvals and Filings, Etc. Except as have been previously obtained or as are required for the consummation of the Dyno Acquisition, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; and (ii) by each of the Permitted Borrowers and the Guarantors, of this Agreement, the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by each of the Permitted Borrowers or the Guarantors in connection therewith or herewith. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company and the Permitted Borrowers, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         7.16 Agreements Affecting Financial Condition. Neither the Company nor any of the Permitted Borrowers (nor any of their respective Subsidiaries) is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

         7.17 No Investment Company; No Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or





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
carrying margin stock. None of the proceeds of any of the Advances will be used by the Company, the Permitted Borrowers or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company, the Permitted Borrowers or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. Neither the Company nor any of the Permitted Borrowers (nor any of their respective Subsidiaries) is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         7.18 ERISA. Except to the extent that an occurrence could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole: (a) neither a Reportable Event which is material to the Company and its Subsidiaries taken as a whole nor an accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (b) each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole; (c) no termination of a Single Employer Plan has occurred, and no lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period; (d) the present value of all accrued benefits under each Single Employer Plan maintained by the Company or any ERISA Affiliate did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits; (e) neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially withdraw from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to fines, penalties or any other liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date of this Agreement; (f) to the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent; and (g) there is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor is there any basis for any such litigation or investigation which if adversely determined could have a material adverse effect upon the Company and its





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Subsidiaries, taken as a whole, as of the valuation date most closely preceding the date of this Agreement.

         7.19 Environmental Matters and Safety Matters. (a) The Company and each Subsidiary is in compliance in all material respects with all applicable federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise, except for De Minimis Matters or as otherwise disclosed on Schedule 7.19 hereto, and as to any matters disclosed on such Schedule, none of such matters will, individually or in the aggregate, have a material adverse effect upon the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                 (b) All federal, state, provincial, local and foreign permits, licenses and authorizations required under the Hazardous Material Laws for present or (to the best knowledge of the Company and the Permitted Borrowers) past use of the facilities and other properties or activities of the Company and each Subsidiary have been obtained and are presently in effect, and there is and has been compliance in all material respects with all such permits, licenses or authorizations, except for De Minimis Matters or as otherwise disclosed on Schedule 7.19 hereto, and as to any matters disclosed on such Schedule, none of such matters, individually or in the aggregate will have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                 (c) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry (including, without limitation, the listing of any property by any domestic or foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under or relating to or in connection with any applicable Hazardous Material Laws is pending or, to the best knowledge of the Company and the Permitted Borrowers, threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best knowledge of the Company and the Permitted Borrowers, past operation of the Company or any such Subsidiary, except for De Minimis Matters or as otherwise disclosed on Schedule 7.19 hereto, and as to any matters disclosed on such Schedule, none of such matters, individually or in the aggregate will have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.





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                 (d)       Neither the Company nor any of its Subsidiaries,
whether with respect to present or, to the best knowledge of the Company and the Permitted Borrowers, past operations or properties, (i) is, to the best knowledge of the Company and the Permitted Borrowers, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment, (ii) has received any notice of any Hazardous Materials in or upon any of its properties in violation of any applicable Hazardous Material Laws, or (iii) knows of any basis for any such investigation or notice, or for the existence of such a violation, except for De Minimis Matters or as otherwise disclosed on
Schedule 7.19 hereto, and as to any matters disclosed on such Schedule, none of such matters, individually or in the aggregate will have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                 (e) No release, threatened release or disposal of any Hazardous Materials is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any applicable Hazardous Material Laws, except for De Minimis Matters or as otherwise disclosed on
Schedule 7.19 hereto, and as to any matters disclosed on such Schedule, none of such matters, individually or in the aggregate will have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

         7.20 Accuracy of Information. Each of the Company's audited or unaudited financial statements previously furnished to Agent and the Banks by the Company prior to the date of this Agreement, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agent or the Banks have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 1994 there has been no material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole, except changes in the ordinary course of business (including without limitation the information set forth in the Consolidated financial statements of the Company and its Subsidiaries as of December 31, 1994); neither the Company, nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1994 balance sheet which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.





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
         8.      AFFIRMATIVE COVENANTS

         Each of the Company and the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this
Agreement:

         8.1     Preservation of Existence, Etc. Subject to the terms of this
Agreement: (i) preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; (ii) qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years; (iv) at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and
(v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, betterments and improvements thereto such that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.

         8.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

         8.3     Reporting Requirements. Furnish Agent with copies for each
Bank:

                 (a) as soon as possible, and in any event within three Business Days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his or her absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Company or any Permitted Borrower has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                 (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, (i) a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks, together with an unaudited Consolidating report of Company and its Subsidiaries (or, in lieu of such Consolidating report, other financial reports as to the financial condition, on an individual basis, of each of the Permitted Borrowers and Guarantors, in form reasonably acceptable to Agent and the Majority Banks) certified by an authorized officer of Company as to consistency (with prior





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         financial reports and accounting periods), accuracy and fairness of presentation; and (ii) a Covenant Compliance Report;

                 (c)       as soon as available, and in any event within sixty
         (60) days after and as of the end of each quarter, excluding the last quarter of each fiscal year, (i) a Consolidated financial report consisting of a balance sheet, income statement, statement of cash flows and statement of shareholder's equity of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation and (ii) a Covenant Compliance Report;

                 (d)       as soon as available, and in any event within thirty
         (30) days after the end of each calendar month, excluding those months ending on the last day of each fiscal quarter, a Consolidated and Consolidating balance sheet, income statement and statement of shareholder's equity of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation;

                 (e) as soon as possible, and in any event within three Business Days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers which could reasonably be expected to have a material adverse effect upon the Company and its Subsidiaries, taken as a whole, a certificate of the chief financial officer of Company (or in his or her absence, a responsible senior officer) setting forth the details of such change, and (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a material adverse effect upon the Company and its Subsidiaries, taken as a whole (or any such tax position taken by the Company or any of its Subsidiaries or the Permitted Borrowers) setting forth the details of such position and the financial impact thereof;

                 (f) as soon as available (and with copies for each of the Banks), the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; and as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange





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
         Commission or comparable agencies or authorities in foreign jurisdictions, or with any stock exchanges;

                 (g) promptly as issued, all press releases and notices to shareholders transmitted by the Company or any of its Subsidiaries; and

                 (h) promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) or the Collateral Agent may reasonably request from time to time.

         8.4 Consolidated Tangible Net Worth. Maintain, and cause its Subsidiaries to maintain, at all times Consolidated Tangible Net Worth which on a Consolidated basis will at no time be less than Ninety-Five Million Dollars ($95,000,000), plus the sum of the Net Income Adjustment and the Equity Offering Adjustment.

         8.5 Funded Debt Ratio. On a Consolidated basis, have and cause its Subsidiaries to have, as of the end of each fiscal quarter, a Funded Debt Ratio which will at no time exceed:

         (a)     from the date hereof through December 30, 1995, 6.0 to 1.0;

         (b)     from December 31, 1995 through March 30, 1996, 5.5 to 1.0;

         (c)     from March 31, 1996 through June 29, 1996, 5.0 to 1.0;

         (d)     from June 30, 1996 through September 29, 1996, 4.25 to 1.0;

         (e)     from September 30, 1996 to December 30, 1996, 3.75 to 1.0;

         (f)     from December 31, 1996 to December 30, 1997, 3.3 to 1.0;

         (g)     from December 31, 1997 to December 30, 1998, 2.9 to 1.0; and

         (h)     from and after December 31, 1998, 2.5 to 1.0.

         8.6 Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, have and cause its Subsidiaries to have, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than:

         (a)     from the date hereof through March 30, 1996, 1.25 to 1.0;

         (b)     from March 31, 1996 through September 29, 1996, 1.4 to 1.0;





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

         (c)     from September 30, 1996 to December 30, 1996, 1.25 to 1.0;

         (d)     from December 31, 1996 to December 30, 1997, 1.35 to 1.0;

         (e)     from December 31, 1997 to December 30, 1998, 2.35 to 1.0; and

         (f)     from and after December 31, 1998, 2.5 to 1.0.

         8.7 Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description wherever located, including without limitation the Collateral, at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Banks agrees upon request of the inspected party to execute a confidentiality agreement (reasonably satisfactory to Agent or the inspecting Bank, as the case may be, and such party) on behalf of the Agent or such inspecting Bank and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Banks or prohibit the inspecting Bank from revealing such information to Agent or another Bank. Notwithstanding the foregoing, all information furnished to the Banks hereunder shall be subject to the undertakings of the Banks set forth in Section 14.13 hereof.

         8.8 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         8.9 Further Assurances; Financing Statements. Furnish to the Collateral Agent, at Company's sole expense, upon Majority Banks' (or Collateral Agent's) request, in form reasonably satisfactory to the Majority Banks, assignments, lien instruments or other security





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instruments, consents, acknowledgments, subordinations and financing statements covering any or all of the Collateral pledged, assigned, or encumbered pursuant to the Company Collateral Documents or the Guarantor Collateral Documents, of every nature and description, whether now owned or hereafter acquired (by Company or any Guarantor), to the extent that the Collateral Agent may reasonably require, and execute and deliver or cause to be executed and delivered such other documents or instruments as the Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         8.10 Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its Material Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated.

         8.11 Indemnification. With respect to the Company, indemnify and save Agent and each of the Banks (and their respective officers, directors, agents, employees and other representatives) harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks (and their respective officers, directors, agents, employees and other representatives) by reason of an Event of Default or enforcing the obligations of the Company, the Permitted Borrowers or any of the Significant Subsidiaries under this Agreement or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents (including, without limitation, the Agent's confidential information memorandum dated May 24, 1995, the New Senior Debt Documents and any Offering Memorandum distributed in connection therewith, the Existing Senior Debt Documents and the Dyno Acquisition Agreement) other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be; and, with respect to each of the Permitted Borrowers and the Significant Subsidiaries, indemnify and save Agent and each of the Banks (and their respective officers, directors, agents, employees and other representatives) harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks (and their respective officers, directors, agents, employees and other representatives) with respect to such parties by reason of an Event of Default or enforcing the obligations of such parties under this Agreement or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan





                                       94
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Documents (including, without limitation, the Agent's confidential information memorandum dated May 24, 1995, the New Senior Debt Documents and any Offering Memorandum distributed in connection therewith, the Existing Senior Debt Documents and the Dyno Acquisition Agreement), other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be.

         8.12 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company or the Permitted Borrower, as the case may be, in connection therewith or herewith, and, upon and after the consummation thereof, in connection with the Dyno Acquisition.

         8.13 Compliance with Contractual Obligations and Laws. Comply in all material respects with all Contractual Obligations and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Material Laws and any consumer protection, truth in lending, disclosure and other similar laws and regulations governing the provision of financing to consumers), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company, the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of any of the Company, the Permitted Borrowers or the Significant Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

         8.14 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign Pension Plans) and promptly notify Banks upon the occurrence of any of the following events:

                 (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Internal Revenue Code and any Multiemployer Plan);





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                 (b)       the appointment of a trustee by a United States
District Court to administer any Pension Plan pursuant to ERISA;

                 (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

                 (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                 (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

                 (f) the occurrence of an accumulated funding deficiency (defined in Section 7.18 hereof) or a Reportable Event; or

                 (g) the occurrence of a Prohibited Transaction which could reasonably be expected to have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.

         8.15    Environmental Matters.

         (a) Promptly notify the Agent and the Banks in writing of: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or completed pursuant to any applicable Hazardous Material Laws; (ii) any and all claims made by any Person against the Company, any of its Subsidiaries, the Permitted Borrowers or Dyno, or any of its other property (whether real or personal, or any portion thereof) relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material (provided that, until the Dyno Acquisition, notification to Agent of claims against Dyno shall not be required except for claims of which Company has actual knowledge) which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (iii) Company's discovery of any occurrence or condition on any real property or fixtures constituting a part of, adjoining or in the vicinity of any of its property that could cause any such property (or any part thereof) to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Material Laws, it being understood and agreed that the Agent, on behalf of the Banks, shall have the right to join and participate in, as a party if it or they so elect, any legal proceedings or actions initiated in connection with any of the matters described in subparagraphs (a) (i) or (a) (ii), above, and the Company agrees, provided that an Event of Default has occurred and is continuing, to pay the Agent's reasonable attorneys fees in connection therewith.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean-up and remove all Hazardous Materials on or





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affecting any premises owned or occupied by Company or any of its Subsidiaries, whether resulting from conduct of Company or any of its Subsidiaries or any other Person, if required by Hazardous Material Laws, all such actions to be taken in accordance with such laws;

         (c) From and after the Dyno Acquisition, with respect to the properties and operations of Dyno, commence and diligently proceed to completion, in accordance with applicable Hazardous Material Laws, with the necessary remedial, corrective or other actions identified in any Schedule or other written disclosure delivered to Agent and the Banks in connection with the consummation of the Dyno Acquisition, as applicable, or as required under the Dyno Acquisition Agreement, and cause Dyno, or its Subsidiaries, (to the extent of its obligations under the Dyno Acquisition Agreement) to do so, according to the time periods specified therein, or if no time periods are so specified, as soon as reasonably practicable; provided that Company's obligations under this subparagraph (c) shall not reduce or otherwise affect Company's other obligations hereunder.

         (d) Defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials in violation of any applicable Hazardous Material Laws on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials in violation of any applicable Hazardous Material Laws on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any material violation by Company or any of its Subsidiaries of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses; and, if so requested by Agent or any Bank, Company shall execute, and shall cause each of the Permitted Borrowers to execute, separate indemnities covering the foregoing matters. The obligations of Company and Permitted Borrowers under this Section 8.15 shall be in addition to any and all other obligations and liabilities the Company or the Permitted Borrowers may have to





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Agent or any of the Banks at common law or pursuant to any other agreement.

         (e) Following the occurrence and during the continuance of a Default or Event of Default, Agent may retain (on its own behalf and on behalf of the Banks, but at Company's sole expense) such environmental auditors as reasonably necessary to evaluate and/or confirm Company's environmental responses, reports or other matters, including Company's compliance with Hazardous Material Laws generally, under this Section 8.15, or elsewhere herein.

         8.16 Power of Attorney. Subject to the Intercreditor Agreement (and the rights and powers of Collateral Agent thereunder), Company does hereby make, constitute and appoint any officer or agent of Agent as its true and lawful attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing and with full power of substitution), to endorse its name, or the names of any of its officers or agents, upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance) or Collateral that may come into possession of the Agent in full or part payment of any amounts owing to the Banks; to sign and endorse the name of Company, and/or any of its officers or agents, upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts of the Company, and any instrument or document relating thereto or to Company's rights therein; to execute on behalf of Company any financing statements, amendments, subordinations or other filings pursuant to this Agreement or any of the Loan Documents, granting unto Agent, as the attorney-in- fact of Company, full power to do any and all things necessary to be done in and about the Company's or any Subsidiary's premises as fully and effectually as Company might or could do, and hereby ratifying all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney described herein shall be deemed coupled with an interest and shall be irrevocable until the payment in full of all the Indebtedness, the expiration of any commitments to lend hereunder (or otherwise) and the performance by Company, the Permitted Borrowers and the Guarantors of all other obligations under this Agreement and the Loan Documents; Agent may, at any time after the occurrence of an Event of Default, but before the expiration of any applicable cure period or delivery of any required notice, notify Account Debtors that Collateral has been assigned to Agent on behalf of the Banks and that payments shall be made directly to Agent. Upon request of the Agent, Company will so notify such Account Debtors and will indicate on all billings to such Account Debtors that their accounts must be paid to or as directed by Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent acting on behalf of the Banks shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in the name





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of the Agent or in the name of Company, provided only that Agent shall act in a commercially reasonable manner.

         8.17 Significant Subsidiaries; Joinder Agreements. (a) With respect to Walbro Netherlands, Walbro France, Walbro Belgium and Walbro Spain, as soon as practicable under local law (as determined by Agent, in its reasonable discretion), and with respect to each Subsidiary which becomes a Significant Subsidiary subsequent to the date of this Agreement, within thirty days of the date a Subsidiary becomes a Significant Subsidiary or a new Subsidiary is created or acquired which is a Significant Subsidiary, as the case may be, cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, a Joinder Agreement whereby such Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty or the Permitted Borrowers Guaranty, as applicable, and with respect to each Significant Domestic Subsidiary a joinder agreement whereby such Subsidiary becomes obligated under the Collateral Documents as then in effect, or, to the extent necessary or appropriate (as determined by the Majority Banks or Collateral Agent), executes and delivers new Collateral Documents, in each and all such cases accompanied by such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

                 (b) Furthermore, with respect to each Subsidiary which becomes a Significant Subsidiary subsequent to the date hereof and the capital stock or share capital of which is owned by Company or a Significant Domestic Subsidiary, Company or such Significant Domestic Subsidiary, as the case may be, shall promptly execute and deliver to Collateral Agent such Collateral Documents as necessary to encumber (i) 100% of the capital stock or share capital thereof (in the case of the pledge of share capital or capital stock of any Significant Domestic Subsidiary) and (ii) 65% of the capital stock or share capital thereof (in the case of the pledge of share capital or capital stock of any Significant Foreign Subsidiary), in each case accompanied by such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

         8.18 Financial Covenant Amendments. In the event that, at any time while this Agreement is in effect, the Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to other indebtedness of Company and its Subsidiaries for borrowed money and such indebtedness shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants which are not substantially identical to the financial covenants set forth in this Agreement, the Company shall so advise the Agent in writing. Such notice shall be accompanied by a copy of the applicable agreement containing such financial covenants. The Agent shall





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promptly furnish a copy of such notice and the applicable agreement to each of the Banks. If the Majority Banks determine in their sole discretion that some or all of the financial covenants set forth in such agreement are more favorable to the lender thereunder than the financial covenants set forth in this Agreement ("More Favorable Terms") and that the Majority Banks desire that this Agreement be amended to incorporate the More Favorable Terms, then the Agent shall give written notice of such determination to the Company. Thereupon, and in any event within thirty (30) days following the date of notice by Agent to the Company, Company, the Permitted Borrowers and the Banks shall enter into an amendment to this Agreement incorporating, on terms and conditions acceptable to the Majority Banks, the More Favorable Terms.

         9.      NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries, without the prior written consent of the Majority Banks, to:

         9.1 Capital Structure and Redemptions. Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure, provided however that the issuance of additional voting common stock shall not be deemed to constitute a material change in capital structure; and provided further that, with respect to the Significant Subsidiaries owned by Company or any of its Domestic Subsidiaries, any increase in the share capital (or the creation of any new share capital) of any of such Significant Subsidiaries shall be permitted only if, at the time of any such increase or the creation of any new shares, as the case may be, such shares are immediately subjected to a pledge and security interest in favor of the Collateral Agent, for and on behalf of the Lenders, pursuant to the applicable Collateral Documents (to the extent required thereunder), and all steps are taken as necessary under applicable law to perfect each such pledge and security interest.

         9.2 Business Purposes. Make any material change in its general business objects or purposes from those existing as of the date hereof or enter into any business, directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or other businesses which are directly related thereto.

         9.3 Mergers or Dispositions. Enter into any merger or consolidation, except for any Permitted Merger, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets, except for Permitted Transfers.





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         9.4     Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for the Guaranties and the Permitted Guaranties.

         9.5 Debt. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, or for any other Debt, except for:

                 (a)       Indebtedness to Banks hereunder;

                 (b)       current unsecured trade, utility or
non-extraordinary accounts payable arising in the ordinary course of Company's or any Subsidiary's businesses;

                 (c) purchase money debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of twelve months or longer) not to exceed an aggregate amount, for the Company and its Subsidiaries incurred while no Default or Event of Default exists under this Agreement or the other Loan Documents, of Twenty Million Dollars ($20,000,000) (or the Alternative Currency equivalent thereof) at any one time outstanding;

                 (d) the Existing Senior Debt, the New Senior Debt, the Subordinated Debt and such other debt set forth in Schedule 9.5 attached hereto, if any (in addition to any other matters set forth in this Section 9.5), and any renewals or refinancing of such indebtedness in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof) on substantially the same terms and otherwise in compliance with this Agreement;

                 (e) other Debt for borrowed money in an amount not to exceed in the aggregate for the Company and its Subsidiaries at any time outstanding, the sum of Five Million Dollars ($5,000,000) (or the Alternative Currency equivalent thereof), which Debt shall be neither secured nor subject to any guaranty; and

                 (f) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 9.8 hereof.

         9.6 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

                 (a) in favor of Collateral Agent, as security in pari passu for the Indebtedness and the Lender Debt, in accordance with the Intercreditor Agreement;





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                 (b)       purchase money security interests in fixed assets to
secure the purchase money indebtedness permitted in Section 9.5(c) hereof, provided that each such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed asset so financed and provided further that the sum of all such purchase money indebtedness outstanding at any time shall not exceed the aggregate amount set forth in Section 9.5(c), hereof; and

                 (c) any lien securing Debt assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition; and

                 (d)       Permitted Liens.

         9.7 Acquisitions. Other than any Permitted Acquisition, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         9.8 Investments. Make or allow to remain outstanding any Investment in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

                 (a) any loan or other advance by Company or a Subsidiary, as the case may be, to any and all of its officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Company and its Subsidiaries does not exceed One Million Dollars ($1,000,000) (or the equivalent thereof in any Alternative Currency) at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                 (b) Permitted Investments at any time outstanding or in effect;

                 (c) Investments in Company's Subsidiaries existing as of the date of this Agreement;

                 (d) The existing investments, loans and/or advances set forth on Schedule 9.8 hereto, in addition to any other matters set forth in this Section 9.8);

                 (e) Intercompany Loans, Advances, or Investments to Company's Significant Domestic Subsidiaries;





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                 (f)       Intercompany Loans, Advances, or Investments to
Company's Significant Foreign Subsidiaries without regard to any repayment of such loans, advances, or investments (other than the repayment or recovery of capital or principal), in an aggregate amount at any time outstanding not to exceed (absent the consent of the Majority Banks), exclusive of the investments permitted under subsections (a) through (c) and (l) of this Section 9.8, but including any such loans, advances or investments permitted under any other provision of this Agreement, the difference between (i) Sixty Million Dollars ($60,000,000) (or the equivalent thereof in any applicable Alternative Currency) and (ii) the aggregate amount of Advances outstanding to the Significant Foreign Subsidiaries at such time, determined as aforesaid;

                 (g) Intercompany Loans, Advances, or Investments to Company's Subsidiaries which are not Significant Subsidiaries without regard to any repayment of such loans, advances, or investments (other than the repayment or recovery of capital or principal), in an aggregate amount at any time outstanding not to exceed (absent the consent of the Majority Banks), exclusive of the investments permitted under subsections (a) through (c) and (l) of this
Section 9.8, but including any such loans, advances or investments permitted under any other provision of this Agreement, Five Million Dollars ($5,000,000) (or the equivalent thereof in any Alternative Currency);

                 (h) loans, advances or investments (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or Subsidiary which does not constitute a 100% Subsidiary, including without limitation (i) loans, advances or investments permitted under any other provision of this Agreement and (ii) guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of such indebtedness covered by a guaranty) of third-party indebtedness of any such Joint Venture or non-100% Subsidiary, in an aggregate amount, for all such loans, advances and investments under this subsection (h), at any time not to exceed twenty percent (20%) of Consolidated Tangible Net Worth;

                 (i) subject to the terms and conditions of this Agreement, including without limitation Sections 8.4 through 8.6 hereof, foreign currency investments and other hedging instruments intended solely to protect the Company from foreign currency fluctuations directly related to any Permitted Acquisition, or otherwise in the ordinary course of its business operations;

                 (j) other short term investments (excluding investments in Subsidiaries, Affiliates or Joint Ventures) made or maintained by any Foreign Subsidiary outside of the United States of America in the ordinary course of its business, consistent with the present investment practices of the Company and its Subsidiaries as of the





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date hereof (generally, and as to the individual and aggregate amounts and other terms thereof);

                 (k) investments, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or security of, any Person (other than a Subsidiary or an Affiliate) which is a customer of the Company or any Subsidiary, which investment was made in exchange for amounts owed by such customer to the Company or any Subsidiary (and incurred in the ordinary course of business) or as an advance on the provision of goods and services in the ordinary course of business; and

                 (l) the Dyno Acquisition, to the extent such acquisition shall be deemed to constitute an Investment.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 9.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         9.9 Accounts Receivable. Sell or assign any account, note or trade acceptance receivable, except to Agent on behalf of the Banks.

         9.10 Transactions with Affiliates. Enter into any transaction with any of its or their stockholders or officers or its or their Affiliates, except in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         9.11 Dyno Capital Expenditures. Incur or make Dyno Capital Expenditures (determined on a Consolidated basis) in aggregate amounts greater than (a) from the date of the Dyno Acquisition, if the same shall occur, through December 31, 1995, the sum of Fifteen Million Dollars ($15,000,000) (or the equivalent thereof in any Alternative Currency) and (b) from January 1, 1996 through (and including) June 30, 1996, the sum of Ten Million Dollars ($10,000,000) (or the equivalent thereof in any Alternative Currency), in each case on a non-cumulative basis.

         9.12 No Further Negative Pledges. Enter into or become subject to any agreement (other than loan documents evidencing or otherwise related to the Existing Senior Debt, the New Senior Debt, or any purchase money Debt permitted under this Agreement or the other Loan Documents, but only to the extent of the property acquired with the proceeds of such purchase money Debt) (i) prohibiting the guaranteeing by the Company or any Subsidiary of any obligations, (ii) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, or (iii)





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requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

         9.13 Prepayment of Debts. Prepay, purchase, redeem or defease any Debt for money borrowed or any capital leases (including without limitation the Existing Senior Debt, the New Senior Debt and the Subordinated Debt), excluding, subject to the terms hereof, the Indebtedness, and excluding paydowns from time to time of permitted working capital facilities or other revolving debt.

         9.14 Amendment of Existing Senior Debt Documents and New Senior Debt Documents and Subordinated Debt. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to the New Senior Debt or any Subordinated Debt or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks, and amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the terms of the Existing Senior Debt Documents, the amendment, modification or alteration of which are restricted by Section 2.1(a) of the Intercreditor Agreement, except in compliance therewith. For purposes of those documents or instruments evidencing or otherwise related to such Debt (other than the Existing Senior Debt), any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in any default, remedial or other repayment terms and any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents or, with respect to the Subordinated Debt, any change in the subordination provisions contained therein, shall (without reducing the scope of this Section 9.14) be deemed to be material.

         10.     DEFAULTS

         10.1 Events of Default. Any of the following events is an "Event of Default":

                 (a) non-payment when due of the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof or of any reimbursement obligation under Section 3.6 hereof, and in the case of interest payments, continuance thereof for three
         (3) Business Days;

                 (b) default in the payment of any money by Company or any of the Permitted Borrowers under this Agreement (other than as set forth in subsection (a), above), within three (3) days of the date the same is due and payable;

                 (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in





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         this Agreement or any of the other Loan Documents by any party thereto
         (provided that, with respect to the covenants set forth in Sections 8.8, 8.10, 8.13, 8.14 and 8.15(b) hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or event of default, as the case may be, hereunder or thereunder;

                 (d) any representation or warranty made by Company or any of the Permitted Borrowers herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made or deemed made;

                 (e) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Guarantor set forth in any of the other Loan Documents (including without limitations any of the Collateral Documents), and the continuance thereof beyond any period of grace or cure specified in any such document;

                 (f) any provision of the Company Guaranty, the Domestic Guaranty or the Permitted Borrower Guaranty shall at any time for any reason cease to be valid and binding and enforceable against the Company or any of the Guarantors, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Guarantors shall deny that it has any or further liability or obligation under the Company Guaranty, the Domestic Guaranty or the Permitted Borrower Guaranty, as applicable, or the Company Guaranty, the Domestic Guaranty or the Permitted Borrower Guaranty shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

                 (g) any default in the observance, payment or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any of its Subsidiaries under the Existing Senior Debt Documents, the New Senior Debt Documents or any Subordinated Debt Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

                 (h) any default in the payment of any other obligation of Company or any of its Subsidiaries for borrowed money or under a capital lease in an amount, individually or in the aggregate in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in any Alternative Currency, and the continuance thereof beyond any applicable period of grace or cure; or any default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money or under a capital lease in an amount, individually or in the





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         aggregate, in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency, sufficient to permit the holder thereof to accelerate the maturity of such obligation;

                 (i) a final judgment or final judgments for the payment of money aggregating in excess of Five Million Dollars ($5,000,000), or the equivalent thereof in an Alternative Currency, shall be outstanding against any one or more of the Company and its Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry, except to the extent that any such judgment is being contested in good faith by appropriate proceedings which provide for a stay of any enforcement action against the Company or such Subsidiary during the pendency of such proceedings and for which adequate reserves have been established and where nonpayment of such judgment could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                 (j) (i) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any accumulated funding deficiency (as defined in Section 7.18 hereof), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a material adverse effect upon the Company and its Subsidiaries, taken as a whole;

                 (k) (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Current Shareholder and Management Group, shall either (i) acquire beneficial ownership of more than fifty percent (50%) of any outstanding class of common stock of the Company having ordinary voting power in the election of the directors of the Company or (ii) obtain the power (whether or not exercised) to elect a majority of the Company's board of directors; or (ii) the board of directors of the Company shall not consist of a majority of Continuing





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         Directors; or (iii) a "Change in Control" shall occur under the
         Existing Senior Debt Documents or the New Senior Debt Documents, as the case may be, or the Company has issued any "Change of Control Notice" or "Control Change" Notice hereunder; and

                 (l) if a receiver, liquidator, custodian or trustee of the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary, or of all or any part of the property of the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent; or any of the property of the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or if the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or if the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary or of all or any part of the property of the Company, any Guarantor, any Permitted Borrower or any Significant Subsidiary.

         10.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Majority Banks, declare any commitment of the Banks (including the Swing Line
Bank) to lend hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and each of the Permitted Borrowers; (c) upon the





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occurrence of any Event of Default specified in subsection 10.1 (l), above, and notwithstanding the lack of any declaration by Agent under preceding clause
(b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically due and payable; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         10.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         10.4 Waiver by Company and the Permitted Borrowers of Certain Laws. To the extent permitted by applicable law, Company and the Permitted Borrower hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE BANKS (OR ANY OF THEM), ON ONE HAND, AND THE COMPANY OR THE PERMITTED BORROWER, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         10.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 13.14 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of the Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company and each of the Permitted Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.





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         11.     PAYMENTS, RECOVERIES AND COLLECTIONS.

         11.1    Payment Procedure.

                 (a) All payments by Company and/or by the Permitted Borrowers of principal of, or interest on, the Revolving Credit Notes, the Swing Line Note, any Term Notes or of Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances. Payments made in respect of any Advance in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 12:00 noon (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

                 (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or a Permitted Borrower is due that the Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or the applicable Permitted Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If the Company or such Permitted Borrower has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Domestic Advances, the Federal Funds Effective Rate, as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances or Advances in any Alternative Currency, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                 (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance) shall otherwise be due on a day which is not a Business Day,





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
         such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

                 (d) All payments to be made by the Company or any of the Permitted Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or the applicable Permitted Borrower, as the case may be, is compelled by law to make payment subject to such tax. In such event, Company and the applicable Permitted Borrower shall:

                        (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of any Swing Line Advances, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                       (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company or the applicable Permitted Borrower of any such taxes payable by the Company or the applicable Permitted Borrower.

         As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees,





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deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, any of the Permitted Borrowers, Agent or any of the Banks).

         11.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any offsets, voluntary payments by the Company or any of the Permitted Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes in such order and manner as determined by the Majority Banks (subject, however, to the applicable Percentages of the Indebtedness held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the Notes shall be based on each Bank's Percentage of the aggregate Indebtedness.

         11.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Notes in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Notes, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentages with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         11.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the indebtedness under the Notes and without notice or demand of any kind, have the right to set-off, appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company or any of the Permitted Borrowers then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of Section 11.3 hereof.





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         12.     CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

         12.1 Reimbursement of Prepayment Costs. If Company or any of the Permitted Borrowers makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise) or converts or refunds, (or attempt to convert or refund) any such Advance, or if Company or any of the Permitted Borrowers fails to borrow, refund or convert any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company or such Permitted Borrower to Agent in accordance with the terms hereof requesting such Advance, or if Company or any of the Permitted Borrowers fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, Company and the applicable Permitted Borrower shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance, but excluding loss of the Applicable Margin. Such amount payable by Company and the applicable Permitted Borrower to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement (excluding the Applicable Margin, if any), over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth in reasonable detail the basis for determining such losses, costs and expenses, which certificate shall be presumed correct, absent demonstrable error.





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         12.2    Eurocurrency Lending Office. For any Advance in any
Alternative Currency or to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         12.3 Availability of Alternative Currency. The Agent and the Banks shall not be required to make any Advance requested to be made in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Banks (after consultation with Agent) shall determine, in its or their sole discretion, that (i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impracticable for the Agent or the Banks, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Bank, as the case may be, shall promptly notify the Company and Banks of any such determination.

         12.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent (or the Swing Line Bank, in the case of a Swing Line Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or the applicable Permitted Borrower, or by the Company or the applicable Permitted Borrower to the Agent, as the case may be.

         12.5 Circumstances Affecting Eurocurrency-based Rate or Alternative Currency Availability. If with respect to any Interest Period Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Bank for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the applicable Permitted Borrower. Thereafter, until Agent notifies Company and the applicable Permitted Borrower that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder),





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and the right of Company or any Permitted Borrower to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and (ii) the Company and the applicable Permitted Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 12.1 and 12.6, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company or the applicable Permitted Borrower notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance (based on the Current Dollar Equivalent of any Advance denominated in an Alternative Currency) as of the last day of such Interest Period.

         12.6 Laws Affecting Eurocurrency-based or Alternative Currency Advance Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate or in an Alternative Currency, such Bank shall forthwith give notice thereof to Company and to Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of Company to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (based on the Current Dollar Equivalent of any Advances denominated in any Alternative Currency) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective





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date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         12.7 Increased Cost of Eurocurrency-based or Alternative Currency Advances. If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                 (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

                 (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Bank shall promptly notify Agent (or, in the case of a Swing Line Advance, shall notify Company and the applicable Permitted Borrower directly, with a copy of such notice to Agent), and Agent (or such Bank, as aforesaid) shall promptly notify Company and the applicable Permitted Borrower of such fact and demand compensation therefor and, within thirty (30) days after such notice, Company





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and the applicable Permitted Borrowers agree to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company and the applicable Permitted Borrower of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company or Permitted Borrower to incur additional liability under Sections 12.1 and 12.8 hereof, provided that Agent shall incur no liability whatsoever to the Banks, Company or any of the Permitted Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be presumed to be correct, save for demonstrable error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         12.8 Indemnity. The Company and each of the Permitted Borrowers will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or the applicable Permitted Borrower to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance or Advance in any Alternative Currency, (b) due to any failure of the Company or the applicable Permitted Borrower to borrow, refund or convert on a date specified therefor in a Request for Advance or request for Swing Line Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance or Advance in any Alternative Currency on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or the applicable Permitted Borrower with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company or to the applicable Permitted Borrower. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company in reasonable detail and shall be presumed correct, absent demonstrable error.

         12.9 Judgment Currency. The obligation of the Company and Permitted Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into





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any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent (or the Swing Line Bank, as applicable) shall, using all amounts obtained or received from the Company and from the Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent (or the Swing Line Bank, as applicable) to be available to it. The obligation of the Company and the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

         12.10 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 12.7 hereof, shall require that the Revolving Credit, the Swing Line, the Banks' commitments to fund Term Loans hereunder or any other Indebtedness or commitment under this Agreement or any of the other Loan Documents be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be, the Agent, in consultation with the Banks, shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Revolving Credit Commitment Fee or other fees payable to the Agent, for the benefit of the Banks under this Agreement, which in the opinion of the Agent (in consultation with the Banks), will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Revolving Credit Commitment Fee or other fees (if applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent are unable to agree on such an increase within thirty
(30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Revolving Credit, the Swing Line or any commitments to fund Term Loans hereunder, as the case may be, or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent (in consultation with the Banks) fail to agree on an increase in the Revolving Credit Commitment Fee or other fees (if applicable) or (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the





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Revolving Credit, the Swing Line or any commitments to fund Term Loans hereunder or other commitments, if applicable, as set forth above, then the Revolving Credit, the Swing Line or any commitments to fund Term Loans hereunder and/or such other commitments shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

         13.      AGENT

         13.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company or any of Permitted Borrowers, pro rata according to such Bank's Percentage, but excluding any such expenses resulting from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         13.2 Deposit Account with Agent. Company and each of the Permitted Borrowers may, by written notice to Agent, authorize Agent to charge their respective general deposit accounts, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same shall become due and payable under the terms of this Agreement or the Notes.

         13.3 Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the other Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 13 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any





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Bank for any action taken or omitted to be taken by it or them under this
Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or the Permitted Borrowers of their respective obligations hereunder or thereunder. Nor shall Agent have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

         13.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (consisting of Co-Agent, or of any other Bank or financial institution satisfactory to such Majority Banks and, provided that no Default or Event of Default has occurred and is continuing, to Company, such approval of Company not to be unreasonably withheld or delayed) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring or removed Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         13.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

         13.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company, the Permitted Borrowers and their respective Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit





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decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         13.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company or any of the Permitted Borrowers pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries or the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

         13.8 Agent's Fees. Commencing on August 1, 1996 and on each succeeding anniversary date thereof until the Indebtedness has been repaid and no commitment to fund any loan hereunder is outstanding, the Company and the Permitted Borrowers, jointly and severally, shall pay to Agent an annual agency fee set forth (or to be set forth from time to time) in a letter agreement between or among Company, Permitted Borrowers and Agent. The Agent's Fees described in this Section 13.8 shall not be refundable under any circumstances.

         13.9 Nature of Agency. The appointment of Agent as agent hereunder is for the convenience of Banks, Company and the Permitted Borrowers in making Advances of the Revolving Credit, the Swing Line, Term Loans and any other Indebtedness of Company or the Permitted Borrowers hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be, and shall not constitute, a purchase or participation agreement.

         13.10 Actions; Confirmation of Agent's Authority to Act in Event of Default. Subject to the terms and conditions of this Agreement, Agent is hereby expressly authorized to act in all litigation by or against Agent and in all other respects as the representative of the Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or the other Loan Documents. Without necessarily accepting service of process or designating Agent to do so in its stead, each Bank hereby agrees with each other Bank and with Agent, without intending to confer or conferring any rights on any other party, (a) that it shall be bound by any litigation brought by or against Agent by the Company, any Subsidiary, any of the Permitted Borrowers or any other party in connection with the Indebtedness or any other rights, duties or obligations arising hereunder or under this Agreement or the other Loan Documents and (b) that it now





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irrevocably waives the defense of procedural impediment or failure to name or join such Bank as an indispensable party. In conducting such litigation hereunder on behalf of the Banks, Agent shall at all times be indemnified by the Banks as provided in Sections 13.1 and 13.12 hereof. Agent shall undertake to give each Bank prompt written notice of any litigation commenced against Agent and/or the Banks with respect to this Agreement or the other Loan Documents or any matter referred to herein or therein.

         13.11 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes, this Agreement and the other Loan Documents and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or each such party's creditors or affecting each such party's properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         13.12 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company or the Permitted Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.

         13.13 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.





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         13.14    Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

         13.15 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         13.16    Co-Agent.           [Reserved]           has been designated
                            ------------------------------
by the Company as "Co-Agent" under this Agreement.





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Other than its rights and remedies as a Bank hereunder, Co-Agent shall have no administrative, collateral or other rights or responsibilities, provided, however, that Co-Agent shall be entitled to the benefits afforded to Agent under Sections 13.5 and 13.6 hereof.

         14.      MISCELLANEOUS

         14.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

         14.2 Consent to Jurisdiction. The Company and each of the Permitted Borrowers hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and the Company and each of the Permitted Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Permitted Borrowers irrevocably appoints the Company as its agent for service of process. The Company and each of the Permitted Borrowers irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or any of the Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. The Company and each of the Permitted Borrowers hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

         14.3 Law of Michigan. This Agreement, the Notes and the other Loan Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except to the extent that the Uniform Commercial Code, other personal property law or real property law of a jurisdiction where Collateral is located is applicable and except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the





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remainder of such provision or the remaining provisions of this Agreement.

         14.4 Interest. In the event the obligation of the Company or the Permitted Borrowers to pay interest on the principal balance of any of the Notes is or becomes in excess of the maximum interest rate which the Company or any of the Permitted Borrowers is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         14.5 Closing Costs; Other Costs. Each of the Company and the Permitted Borrowers, jointly and severally, shall pay or reimburse (a) Agent for payment of, on demand, all reasonable closing costs and expenses, including, by way of description and not limitation, reasonable in-house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans or advances contemplated hereby, or in connection with any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company or any of the Permitted Borrowers, and
(b) Agent and each of the Banks, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or any of the Permitted Borrowers, or otherwise incurred by Agent and the Banks in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and each of the Permitted Borrowers. All of said amounts required to be paid by Company and Permitted Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agent, at the Prime-based Rate, plus two percent (2%).





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         14.6     Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail, postage prepaid, certified mail, and addressed to the parties as set forth on the signature pages of this Agreement and to each of the Permitted Borrowers at the Company's address. Any notice or demand given to the Company hereunder shall be deemed given to each of the Permitted Borrowers, whether or not said notice or demand is addressed to or received by such Permitted Borrowers.

         14.7 Further Action. Company and each of the Permitted Borrowers, from time to time, upon written request of Agent, will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be reasonably required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         14.8     Successors and Assigns; Assignments and Participations.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Permitted Borrowers and the Banks and their respective successors and assigns.

                  (b) The foregoing shall not authorize any assignment by Company or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

                  (c) The Company, the Permitted Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and
(ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank; and provided further that, absent the prior written approval of Company (which shall not be required upon the occurrence and during the continuance of a Default or Event of Default) and Agent, the aggregate assignments and participation interests sold by a Bank (other than (A) pursuant to subparagraph (ii) of this Section 14.8(c), and (B) Comerica Bank, a Michigan banking corporation) do not exceed fifty percent (50%) of its original interest therein. The Company and each of the Permitted





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Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company and the Permitted Borrowers which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 14.13 hereof.

                  (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit "N" (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                      (i) each assignment shall cover all of the Notes issued by Company and the Permitted Borrowers hereunder to the assigning Bank (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

                      (ii) each assignment shall be in a minimum amount of Ten Million Dollars ($10,000,000) or, as applicable, the Alternative Currency equivalent thereof;

                     (iii) no assignment shall violate any "blue sky" or other securities law of any jurisdiction or shall require the Company, the Permitted Borrowers or any other Person to file a registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

                      (iv) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Company, the Permitted Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under





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this Agreement.  From and after the date on which the Agent shall notify
Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents(including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment and the Assignment Agreement, but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company and the Permitted Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note(s), new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company and each of the Permitted Borrowers, and applicable Agent, the Banks and the Company and the Permitted Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company, the Permitted Borrowers and each of the Banks a revised Exhibit C to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

                  (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                      (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

                      (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and





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                                  the benefits of Section 12 hereof, a
                                  participant shall have no direct rights or remedies hereunder;

                     (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                      (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and Permitted Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section 14.11(a) through
                                  (e) and (h) hereof (provided that a
                                  participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, the Permitted Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder), and shall otherwise be in form satisfactory to Agent.

Company and the Permitted Borrowers each agrees that each participant shall be deemed to have the right of setoff under Section 11.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and that each participant shall be entitled to the benefits of Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Permitted Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

                  (f) Nothing in this Agreement, the Notes or the other Loan Documents expressed or implied, is intended to or shall confer





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on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         14.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

         14.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         14.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company or any of the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) subject the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) or (b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any Collateral or release any Guaranty, indemnity or similar undertaking provided by any Person, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (g) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any other Loan Document, (h) change the definitions of "Majority Banks", "Alternative Currency" or "Subordinated Debt" or (i) change this Section 14.11, and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document, whether in its capacity as Agent or Issuing Bank, or as Collateral Agent under the Intercreditor Agreement. All references





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in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

         14.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment or modification hereto or thereto, or supplement hereof or thereof, the Company and each of the Permitted Borrowers, jointly and severally, agrees to pay the same, together with any interest or penalties thereon (unless the failure to pay such tax on a timely basis is not due to the action or inaction of the Company or any of its Subsidiaries) and agrees to hold the Agent and the Banks harmless with respect thereto.

         14.13 Confidentiality. Each Bank agrees that without the prior consent of Company, it will not disclose (other than to its employees, to another Bank or to its auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Permitted Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Loan Documents or which is designated (in writing) by Company or any of the Permitted Borrowers to be confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Company, (b) as may be required in any report, statement or testimony submitted to, or in respect of any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

         14.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it





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is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or any of the Permitted Borrowers, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or any of the Permitted Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Permitted Borrower, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 11.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

         14.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent and the Company and the issuance by the Company and the Permitted Borrowers, as applicable, of the Revolving Credit Notes, the Swing Line Notes and the Term Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. By execution of the aforesaid Notes, together with any applicable Term Notes, the Permitted Borrowers shall become obligated hereunder.

         14.16 Severability. In case any one or more of the obligations of the Company or any of the Permitted Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or the Permitted Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or the Permitted Borrowers under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         14.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.





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
         14.18 Construction of Certain Provisions. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         14.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         14.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in Section 12.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 14.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

         14.21 Complete Agreement. This Agreement, the Notes, any requests for Advances or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto with respect to the transactions contemplated hereby, and none of the parties hereto shall be bound by anything not expressed in writing.





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         WITNESS the due execution hereof as of the day and year first above written.


COMPANY:                                AGENT:

WALBRO CORPORATION                      COMERICA BANK, As Agent



By:                                     By:
   ------------------------------          -------------------------------------

Its:                                    Its:
    -----------------------------           ------------------------------------

6242 Garfield Street                    One Detroit Center
Cass City, MI 48726                     500 Woodward Avenue
Attention:                              Detroit, Michigan 48226
           ----------------------       Attention: Renee D. Weinman


                                        BANKS:

                                        COMERICA BANK



                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------
                                        One Detroit Center
                                        500 Woodward Avenue
                                        Detroit, Michigan 48226
                                        Attention: Renee D. Weinman
                                        Fax No.: (313)
                                                       -------------------------

                                    EXHIBIT


           BANKS                                   PERCENTAGES
================================================================================
Comerica Bank                                          100%
================================================================================




                       Total                           100%
================================================================================





                                      135